AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 29, 1998
                                                      REGISTRATION NO. 333-
          POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-24773
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

                       COMMERCIAL NET LEASE REALTY, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    MARYLAND
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

                                   56-1431377
                       (IRS EMPLOYER IDENTIFICATION NO.)

                                                                     KEVIN B. HABICHT, CHIEF FINANCIAL OFFICER
                                                                         COMMERCIAL NET LEASE REALTY, INC.
             455 SOUTH ORANGE AVENUE, SUITE 700                          455 SOUTH ORANGE AVENUE, SUITE 700
                   ORLANDO, FLORIDA 32801                                      ORLANDO, FLORIDA 32801
                 TELEPHONE: (407) 265-7348                                   TELEPHONE: (407) 265-7348
(ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER, INCLUDING  (NAME, ADDRESS, INCLUDING ZIP CODE AND TELEPHONE NUMBER,
  AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)            INCLUDING AREA CODE OF AGENT FOR SERVICE)

                               ------------------

                                   COPIES TO:

                           THOMAS H. MCCORMICK, ESQ.
                        SHAW PITTMAN POTTS & TROWBRIDGE
                              2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037
                                 (202) 663-8000
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   APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
                                    PUBLIC:
 From time to time following the effective date of this Registration Statement.
                               ------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434 of the Securities Act of 1933, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

                                                                        PROPOSED
                                                                        MAXIMUM     PROPOSED MAXIMUM      AMOUNT OF
               TYPE OF EACH CLASS OF                    AMOUNT BEING    OFFERING   AGGREGATE OFFERING    REGISTRATION
           SECURITIES TO BE REGISTERED(1)                REGISTERED      PRICE        PRICE(2)(4)         FEE(3)(4)
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Debt Securities.....................................
Preferred Stock, $0.01 par value....................
Depositary Shares...................................
Common Stock, $0.01 par value(5)....................    $188,240,152      (6)         $188,240,152        $55,531(7)
Common Stock Warrants...............................
=====================================================================================================================

(1) Offered Securities registered hereunder may be sold separately, together or as units with other Offered Securities registered hereunder.
(2) In U.S. Dollars or the equivalent thereof at the time of sale for any Debt Security denominated in one or more foreign currencies or units of two or more foreign currencies or composite currencies (such as European Currency Units).
(3) Estimated solely for purposes of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or shares of Preferred Stock. The aggregate maximum public offering price of all Offered Securities issued pursuant to this Registration Statement will not exceed $300,000,000. Debt Securities may be issued with original issue discount such that the aggregate initial public offering price will not exceed $300,000,000.
(4) Does not include $111,759,848 of unissued Offered Securities previously registered under Registration Statement No. 333-24773. A registration fee of $38,538 was previously paid with respect to such amount.
(5) Including such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices or issuable upon exercise of the Common Stock Warrants to purchase Common Stock registered hereunder, as the case may be.
(6) Omitted pursuant to General Instruction II.D of Form S-3 under the Securities Act of 1933, as amended.
(7) Calculated pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended.

                               ----------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

    Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the prospectus included herein also relates to Registration Statement No. 333-24773.
===============================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                PRELIMINARY PROSPECTUS DATED SEPTEMBER 29, 1998

                       [COMMERCIAL NET LEASE REALTY LOGO]

                                  $300,000,000
                       COMMERCIAL NET LEASE REALTY, INC.
              DEBT SECURITIES, PREFERRED STOCK, DEPOSITARY SHARES,
                     COMMON STOCK AND COMMON STOCK WARRANTS
                         ------------------------------
     Commercial Net Lease Realty, Inc. (the "Company") may from time to time offer in one or more series (i) its debt securities (the "Debt Securities"), which may be senior debt securities or subordinated debt securities, (ii) Preferred Stock, par value $0.01 per share (the "Preferred Stock"), (iii) Preferred Stock represented by depositary shares (the "Depositary Shares"), (iv) Common Stock, par value $0.01 per share (the "Common Stock"), or (v) warrants to purchase Common Stock (the "Common Stock Warrants"), with an aggregate public offering price of up to $300,000,000 on terms to be determined at the time or times of offering. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock or Common Stock Warrants (collectively, the "Offered Securities") may be offered, separately or together, in separate classes or series in amounts, at prices and on terms to be set forth in a supplement to this Prospectus (a "Prospectus Supplement").

     The specific terms of the Offered Securities in respect of which this Prospectus is being delivered will be set forth in the applicable Prospectus Supplement and will include, where applicable: (i) in the case of Debt Securities, the specific title, aggregate principal amount, ranking, currency, form (which may be registered or bearer, or certificated or global), authorized denominations, maturity, rate (or manner of calculation thereof) and time of payment of interest, terms for redemption at the option of the Company or repayment at the option of the holder thereof, terms for sinking fund payments, terms for conversion into Common Stock or other securities of the Company, and any public offering price; (ii) in the case of Preferred Stock, the designation of any series, any dividend, liquidation, redemption, sinking fund, conversion, voting and other rights, preferences and limitations, and the public offering price; (iii) in the case of Depositary Shares, the number of whole or fractional shares of Preferred Stock represented by each such Depositary Share; (iv) in the case of Common Stock, any public offering price; and (v) in the case of Common Stock Warrants, the duration, offering price, exercise price and detachability. In addition, such specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the Offered Securities, in each case as may be appropriate to preserve the status of the Company as a real estate investment trust ("REIT") for federal income tax purposes.

     The applicable Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by such Prospectus Supplement.

     The Offered Securities may be offered directly, through agents designated from time to time by the Company, or to or through underwriters or dealers. If any agents or underwriters are involved in the sale of any of the Offered Securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth or will be calculable from the information set forth in the applicable Prospectus Supplement. See "Plan of Distribution." No Offered Securities may be sold without delivery of the applicable Prospectus Supplement describing the method and terms of the offering of such class or series of Offered Securities.
                         ------------------------------
    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                 PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.
                         ------------------------------

                THE DATE OF THIS PROSPECTUS IS          , 1998.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission, may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Seven World Trade Center, 13th Floor, New York, New York 10048 and Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material also can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange under the ticker symbol "NNN." Reports, proxy statements and other information concerning the Company also may be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement (the "Registration Statement") (of which this Prospectus is a part) on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in the Registration Statement, including the exhibits and schedules thereto, certain parts of which are omitted as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any document are necessarily summaries of such documents, and in each instance reference is made to the copy of such documents filed with the Commission, each such statement being qualified in all respects by such reference. For further information regarding the Company and the Offered Securities, reference is hereby made to the Registration Statement and to the exhibits and schedules filed or incorporated as a part thereof which may be obtained from the Commission at its principal office in Washington, D.C. upon payment of the fees prescribed by the Commission.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The documents listed below have been filed by the Company under the Exchange Act (Exchange Act file number 0-12989) with the Commission and are incorporated herein by reference:

          a. Annual Report on Form 10-K for the fiscal year ended December 31, 1997.
          b. Current Report on Form 8-K dated February 18, 1998, filed by the Company with the Commission on February 19, 1998.
          c. Current Report on Form 8-K dated March 20, 1998, filed by the Company with the Commission on March 20, 1998.
          d. Current Report on Form 8-K dated March 24, 1998, filed by the Company with the Commission on March 26, 1998.
          e. Current Report on Form 8-K dated March 25, 1998, filed by the Company with the Commission on March 26, 1998.
          f. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998.
          g. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing such documents.

     Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written request of any such person, a copy of any or all of the documents incorporated herein by reference, except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Kevin B. Habicht, Commercial Net Lease Realty, Inc., 455 South Orange Avenue, Suite 700, Orlando, Florida 32801 (telephone number: (407)265-7348).

                                  THE COMPANY

     Commercial Net Lease Realty, Inc., a Maryland corporation (the "Company"), is a fully integrated self-administered real estate investment trust ("REIT") formed in 1984 that acquires, owns, develops and manages a diversified portfolio of high-quality, single-tenant, freestanding properties leased to major retail businesses generally under full-credit, long-term commercial net leases. As of June 30, 1998, the Company owned 254 properties and a 20 percent ownership interest in nine additional properties held in an unconsolidated partnership (together, the "Properties"). The Properties were acquired for an aggregate purchase price of approximately $605 million and having an annualized cash on cost return (on an Inclusive Cost basis as defined below) of approximately 10.1%. For the purposes of the Prospectus, "Inclusive Cost" means all costs related to acquisitions, including but not limited to the purchase price, legal fees and expenses, commissions and title insurance.

     The Company acquires, owns, develops and manages freestanding retail properties that are located within intensive commercial corridors near traffic generators such as regional malls, business developments and major thoroughfares. These properties, which generally have purchase prices of up to $10 million, attract a wide array of established retail tenants, such as Barnes & Noble, Eckerd Drug and OfficeMax. Consequently, management believes that such properties offer attractive opportunities for stable current returns and potential capital appreciation. In addition, management believes that the location and design of properties in this niche provide flexibility in use and tenant selection and an increased likelihood of advantageous re-lease terms upon expiration or early termination of the related leases.

     Properties acquired by the Company are generally newly constructed or re-developed as of the time of acquisition. In addition, the Company generally acquires properties that are subject to a lease in order to avoid the risks inherent in initial leasing. The Company's leases typically provide that the tenant bears responsibility for substantially all property costs and expenses associated with ongoing maintenance and operation, including utilities, property taxes and insurance ("triple-net" leases), and generally also provide that the tenant is responsible for roof and structural repairs. The Company's leases typically do not limit the Company's recourse against the tenant and any guarantor in the event of a default and for this reason are considered "full-credit" leases. The Properties are leased on a long-term basis, generally 10 to 20 years, with renewal options for an additional 10 to 20 years. As of December 31, 1997, the average remaining initial lease term of the Properties was approximately 14 years. Leases representing approximately 90 percent of annualized base rental income from the Properties (the "Base Rent") as of December 31, 1997, have initial terms extending until at least December 31, 2007. Approximately 83 percent of Base Rent is derived from leases that provide for periodic, contractually fixed increases in base rent.

     The principal office of the Company is located at 455 South Orange Avenue, Suite 700, Orlando, Florida 32801 and the Company's telephone number is
(407)265-7348.

                                USE OF PROCEEDS

     Unless otherwise described in the applicable Prospectus Supplement, the Company intends to use the net proceeds from the sale of the Offered Securities for general corporate purposes, which may include the repayment of certain indebtedness outstanding at such time, the acquisition of single tenant freestanding properties as suitable opportunities arise and the expansion and improvement of certain properties in the Company's portfolio.

       RATIOS OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

     The Company's ratio of earnings to fixed charges for the six months ended June 30, 1998 was 3.00, and for the years ended December 31, 1997, 1996, 1995, 1994 and 1993 was 3.43, 3.49, 4.06, 12.86 and 9.77, respectively. Earnings from operations for the six months ended June 30, 1998 includes a non-cash charge of $4.7 million associated with the costs incurred in acquiring the Company's advisor from an affiliate. Excluding this charge, the ratio of earnings to fixed charges for the six months ended June 30, 1998 would be 3.70. There were no shares of Preferred Stock outstanding for any of the periods shown above. Accordingly, the ratio of earnings to combined fixed charges and Preferred Stock dividends is identical to the ratio of earnings to fixed charges.

     For the purposes of computing these ratios, earnings have been calculated by adding fixed charges (excluding capitalized interest) to income before taxes. Fixed charges consist of interest costs, whether expensed or capitalized, and amortization of debt expense and discount or premium relating to any indebtedness, whether expensed or capitalized.

                         DESCRIPTION OF DEBT SECURITIES

GENERAL

     The Debt Securities will be direct obligations of the Company, which may be secured or unsecured, and which may be senior or subordinated indebtedness of the Company. The Debt Securities may be issued under one or more indentures, each dated as of a date before the issuance of the Debt Securities to which it relates and in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. Each such indenture (collectively, the "Indenture") will be entered into between the Company and a trustee (the "Trustee"), which may be the same Trustee. The Indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended. The statements made hereunder relating to the Indenture and the Debt Securities are summaries of the provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the Indenture and such Debt Securities. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Indenture.

TERMS

     The particular terms of the Debt Securities offered by a Prospectus Supplement will be described in the particular Prospectus Supplement, along with any applicable modifications of or additions to the general terms of the Debt Securities as described herein and in the applicable Indenture and any applicable federal income tax considerations. Accordingly, for a description of the terms of any series of Debt Securities, reference must be made to both the Prospectus Supplement relating thereto and the description of the Debt Securities set forth in this Prospectus.

     Except as set forth in any Prospectus Supplement, the Debt Securities may be issued without limits as to aggregate principal amount, in one or more series, in each case as established from time to time by the Company's Board of Directors or as set forth in the applicable Indenture or one or more indentures supplemental to the Indenture. All Debt Securities of one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the holders of the Debt Securities of such series, for issuance of additional Debt Securities of such series.

     Each Indenture will provide that the Company may, but need not, designate more than one Trustee thereunder, each with respect to one or more series of Debt Securities. Any Trustee under an Indenture may resign or be removed with respect to one or more series of Debt Securities, and a successor trustee may be appointed to act with respect to such series. If two or more persons are acting as Trustee with respect to different series of Debt Securities, each such Trustee shall be a Trustee of a trust under the applicable Indenture separate and apart from the trust administered by any other Trustee and, except as otherwise indicated herein, any action described herein to be taken by a Trustee may be taken by each such Trustee with respect to, and only with respect to, the one or more series of Debt Securities for which it is Trustee under the applicable Indenture.

     The following summaries set forth certain general terms and provisions of the Indenture and the Debt Securities. The Prospectus Supplement relating to the series of Debt Securities being offered will contain further terms of such Debt Securities, including the following specific terms:

          (1) the title of such Debt Securities;

          (2) the aggregate principal amount of such Debt Securities and any limit on such aggregate principal amount;

          (3) the percentage of the principal amount at which such Debt Securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or (if applicable) the portion of the principal amount of such Debt Securities which is convertible into Common Stock or other equity securities of the Company, or the method by which any such portion shall be determined;

          (4) if such Debt Securities are convertible, any limitation to the ownership or transferability of the Common Stock or other equity securities of the Company into which such Debt Securities are convertible in connection with the preservation of the Company's status as a REIT;

          (5) the date or dates, or the method for determining the date or dates, on which the principal of such Debt Securities will be payable;

          (6) the rate or rates (which may be fixed or variable), or the method by which such rate or rates shall be determined, at which such Debt Securities will bear interest, if any;

          (7) the date or dates, or the method for determining the date or dates, from which any such interest will accrue, the dates upon which any such interest will be payable, the record dates for payment of such interest or the method by which any such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

          (8) the place or places where the principal of (and premium, if any) or interest, if any, on such Debt Securities will be payable, where such Debt Securities may be surrendered for conversion or registration of transfer or exchange, and where notices or demands to or upon the Company in respect to such Debt Securities and the applicable Indenture may be served;

          (9) the period or periods within which, the price or prices at which, and the terms and conditions upon which such Debt Securities may be redeemed, as a whole or in part, at the option of the Company, if the Company is to have such an option;

          (10) the obligation, if any, of the Company to redeem, repay or purchase such Debt Securities pursuant to any sinking fund or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which such Debt Securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligation;

          (11) if other than U.S. dollars, the currency or currencies in which such Debt Securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

          (12) whether the amount of payments of principal (and premium, if any) or interest, if any, on such Debt Securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on a currency, currencies, currency unit or units or composite currency or currencies) and the manner in which such amounts shall be determined;

          (13) any additions to, modifications of or deletions from the terms of such Debt Securities with respect to the events of default or covenants set forth in the applicable Indenture;

          (14) whether such Debt Securities will be issued in certificated or book-entry form;

          (15) whether such Debt Securities will be in registered or bearer form or both and, if and to the extent in registered form, the denominations thereof if other than $1,000 and any integral multiple thereof and, if and to the extent in bearer form, the denominations thereof and terms and conditions relating thereto;

          (16) the applicability, if any, of the defeasance and covenant defeasance provisions described herein or set forth in the applicable Indenture, or any modification thereof;

          (17) the terms, if any, upon which such Debt Securities may be convertible into Common Stock or other equity securities of the Company (and the class thereof) and the terms and conditions upon which such conversion will be effected, including, without limitation, the initial conversion price or rate and the conversion period;

          (18) whether and under what circumstances the Company will pay additional amounts on such Debt Securities in respect of any tax, assessment or governmental charge and, if so, whether the Company will have the option to redeem such Debt Securities in lieu of making such payment;

          (19) the provisions, if any, relating to the security provided for such Debt Securities; and

          (20) any other terms of such Debt Securities not inconsistent with the provisions of the applicable Indenture.

     The Debt Securities may provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof ("Original Issue Discount Securities"). Any material U.S. federal income tax, accounting and other considerations applicable to Original Issue Discount Securities will be described in the applicable Prospectus Supplement.

     Except as may be set forth in the applicable Prospectus Supplement, the Debt Securities will not contain any provisions that would limit the ability of the Company to incur indebtedness or that would afford holders of Debt Securities protection in a highly leveraged or similar action involving the Company or in the event of a change of control of the Company. However, certain restrictions on ownership and transfers of the Company's Common Stock and the Company's other equity securities designed to preserve its status as a REIT may act to prevent or hinder a change of control. See "Description of Common
Stock -- Restrictions on Ownership." Reference is made to the applicable Prospectus Supplement for information with respect to any deletion from, modification of or addition to the events of default or covenants of the Company that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATIONS, INTEREST, REGISTRATION AND TRANSFER

     Unless otherwise described in the applicable Prospectus Supplement, the Debt Securities of any series will be issuable in denominations of $1,000 and integral multiples thereof.

     Unless otherwise specified in the applicable Prospectus Supplement, the principal of (and premium, if any) and interest on any series of Debt Securities will be payable at the applicable Trustee's corporate trust office, the address of which will be set forth in the applicable Prospectus Supplement; provided, however, that, at the Company's option, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such Debt Securities or by wire transfer of funds to such person at an account maintained within the United States.

     Any interest not punctually paid or duly provided for on any date upon which interest is payable with respect to a Debt Security ("Defaulted Interest") will forthwith cease to be payable to the holder on the applicable regular record date and may either be paid to the person in whose name such Debt Security is registered at the close of business on a special record date (the "Special Record Date") for the payment of such Defaulted Interest to be fixed by the applicable Trustee, notice of which shall be given to the holder of such Debt Security not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more completely described in the applicable Indenture.

     Subject to certain limitations applicable to Debt Securities issued in book-entry form, the Debt Securities of any series will be exchangeable for other Debt Securities of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of such Debt Securities at the corporate trust office of the applicable Trustee. In addition, subject to certain limitations applicable to Debt Securities issued in book-entry form, the Debt Securities of any series may be surrendered for conversion or registration of transfer thereof at the corporate trust office of the applicable Trustee. Every Debt Security surrendered for conversion, registration of transfer or exchange must be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. If the applicable Prospectus Supplement refers to any transfer agent (in addition to the Trustee) initially designated by the Company with respect to any series of Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that the Company will be required to maintain a transfer agent in each place of payment for such series. The Company may at any time designate additional transfer agents with respect to any series of Debt Securities.

     Neither the Company nor any Trustee will be required (i) to issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days before any selection of Debt Securities of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption; (ii) to register the transfer of or exchange any Debt Security, or portion thereof, called for redemption, except the unredeemed portion of any Debt Security being redeemed in part; or (iii) to issue, register the transfer of or exchange any Debt Security which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Debt Security not to be so repaid.

MERGER, CONSOLIDATION OR SALE

     Each Indenture will provide that the Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into, any other corporation, provided that (a) either the Company must be the continuing corporation, or the successor corporation (if other than the Company) formed by or resulting from any such consolidation or merger or which shall have received the transfer of such assets must expressly assume payment of the principal of (and premium, if any), and interest on, all of the outstanding Debt Securities and the due and punctual performance and observance of all of the covenants and conditions contained in the applicable Indenture; (b) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Company or any subsidiary as a result thereof as having been incurred by the Company or such subsidiary at the time of such transaction, no event of default under the applicable Indenture, and no event which, after notice or the lapse of time, or both, would become such an event of default, shall have occurred and be continuing; and (c) an officer's certificate and legal opinion concerning such conditions shall be delivered to the Trustee.

CERTAIN COVENANTS

     Existence. Except as permitted under "-- Merger, Consolidation or Sale," the Indenture will require the Company to do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (by articles of incorporation, bylaws or statute) and franchises; provided, however, that the Company will not be required to preserve any right or franchise if it determines that the preservation thereof is no longer desirable in the conduct of its business.

     Maintenance of Properties. The Indenture will require the Company to cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition and must cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that the Company and its subsidiaries will not be prevented from selling or otherwise disposing for value its properties in the ordinary course of business.

     Insurance. The Indenture will require the Company to, and to cause each of its subsidiaries to, keep or cause to be kept in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.

     Payment of Taxes and Other Claims. The Indenture will require the Company to pay or discharge or cause to be paid or discharged (or, if applicable, cause to be transferred to bond or other security), before the same shall become delinquent, (a) all taxes, assessments and governmental charges levied or imposed upon it or any subsidiary or upon the income, profits or property of the Company or any subsidiary, and (b) all lawful claims for labor, materials and supplied which, if unpaid, might by law become a lien upon the property of the Company or any subsidiary, provided, however, that the Company will not be required to pay or discharge (or transfer to bond or other security) or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity it being contested in good faith by appropriate proceedings.

     Provision of Financial Information. Whether or not the Company is subject to Section 13 or 15(d) of the Exchange Act, the Indenture will require the Company, within 15 days after each of the respective dates by which the Company would have been required to file annual reports, quarterly reports and other documents with the Commission if the Company were so subject, (a) to transmit by mail to all holders of Debt Securities, as their names and addresses appear in the applicable register for such Debt Securities, without cost to such holders, copies of the annual reports, quarterly reports and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections,
(b) to file with the Trustee copies of the annual reports, quarterly and other documents that the Company would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company were subject to such Sections, and (c) to supply promptly upon written request and payment of the reasonable cost of duplication and delivery, copies of such documents to any prospective holder of Debt Securities.

     Additional Covenants. Any additional covenants of the Company with respect to any of the series of Debt Securities will be set forth in the Prospectus Supplement relating thereto.

EVENTS OF DEFAULT, NOTICE AND WAIVER

     Unless otherwise provided in the applicable indenture, the Indenture will provide that the following events are "Events of Default" with respect to any series of Debt Securities issued thereunder: (a) default for 30 days in the payment of any installment of interest on any Debt Security of such series; (b) default in the payment of the principal of (or premium, if any, on) any Debt Security of such series at its maturity; (c) default in making any sinking fund payment as required for any Debt Security of such series; (d) default in the performance of any other covenant of the Company contained in the applicable Indenture (other than a covenant added to such Indenture solely for the benefit of a series of Debt Securities issued thereunder other than such series), continued for 60 days after written notice as provided in such Indenture; (e) default under any evidence of indebtedness of the Company or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured which results in the acceleration of indebtedness in an aggregate principal amount exceeding $10,000,000, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled as provided in the applicable Indenture; (f) certain events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee, of the Company or of any Significant Subsidiary or of the respective property of either; and (g) any other event of default provided with respect to that series of Debt Securities. The term "Significant Subsidiary" means each significant subsidiary (as defined in Regulation S-X promulgated under the Securities Act) of the Company.

     If an Event of Default under any Indenture with respect to Debt Securities of any series issued thereunder at the time outstanding occurs and is continuing, then in every such case the applicable Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or indexed securities, such portion of the principal amount as may be specified in the terms thereof) of all of the Debt Securities of that series to be due and payable immediately by written notice thereof to the Company (and to the applicable Trustee if given by the holders). However, at any time after such a declaration of acceleration with respect to Debt Securities of such series (or of all Debt Securities then outstanding under such Indenture, as the case may be) has been made, the holders of not less than a majority in principal amount of Debt Securities of such series (or of each series of Debt Securities then outstanding under such Indenture, as the case may
be) may rescind and annul such declaration and its consequences if (a) the Company shall have deposited with such Trustee all required payments of the principal of (and premium, if any) and interest on the Debt Securities of such series (or of all Debt Securities then outstanding under such Indenture, as the case may be), plus certain fees, expenses, disbursements and advances of the applicable Trustee and (b) all events of default, other than the nonpayment of accelerated principal (or specified portion thereof) with respect to Debt Securities of such series (or of all Debt Securities then outstanding under such Indenture, as the case may be) have been cured or waived as provided in such Indenture. The Indenture will also provide that the holders of not less than a majority in principal amount of the Debt Securities of any series (or of each series of Debt Securities then outstanding under the applicable Indenture, as the case may be) may waive any past default with respect to such series and its consequences, except a default (x) in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or (y) in respect of a covenant or provision contained in such Indenture that cannot be modified or amended without the consent of the holder of each outstanding Debt Security affected thereby.

     The Indenture will provide that the Trustee thereunder is required to give notice to the holders of Debt Securities issued thereunder within 90 days of a default under the Indenture unless such default shall have been cured or waived; provided, however, that such Trustee may withhold notice to the holders of any such series of Debt Securities of any default with respect to such series (except a default in the payment of the principal of (or premium, if any) or interest on any Debt Security of such series or in the payment of any sinking fund installment in respect of any Debt Security of such series) if specified responsible officers of the Trustee consider such withholding to be in the interest of such holders.

     The Indenture will provide that no holder of Debt Securities of any series issued thereunder may institute any proceeding, judicial or otherwise, with respect to such Indenture or for any remedy thereunder, except in the case of the failure of the applicable Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of Debt Securities from instituting suit for the enforcement of payment of the principal of (and premium, if any) and interest on the Debt Securities held by that holder at the respective due dates thereof.

     Subject to provisions in the Indenture relating to its duties in case of default, the Trustee thereunder is under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any holders of any series of Debt Securities then outstanding under such Indenture, unless such holders shall have offered to such Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the outstanding Debt Securities of any series (or of each series of Debt Securities then outstanding under such Indenture, as the case may be) shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to such Trustee, or of exercising any trust or power conferred upon such Trustee. However, such Trustee may refuse to follow any direction which is in conflict with any law or such Indenture, which may involve such Trustee in personal liability or which may be unduly prejudicial to the holders of Debt Securities of such series not joining therein.

     Within 120 days after the close of each fiscal year, the Company must delivery to each Trustee under the Indentures a certificate, signed by one of several specified officers, stating whether such officer has knowledge of any default under the Indenture and, if so, specifying each such default and the nature and status thereof.

MODIFICATION OF THE INDENTURES

     Modifications and amendments of any Indenture may be made only with the consent of the holders of not less than a majority in principal amount of all outstanding Debt Securities issued thereunder which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each such Debt Security affected thereby, (a) change the stated maturity of the principal of, or any installment of interest (or premium, if any) on, any such Debt Security; (b) reduce the principal amount of, or the rate of amount of interest on, or any premium payable on redemption of, any such Debt Security, or reduce the amount of principal of an Original Issue Discount Security that would be due and payable upon declaration of acceleration of the maturity thereof or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such Debt Security; (c) change the place of payment, or the currency or currencies, for payment of principal of, or premium, if any, or interest on any such Debt Security; (d) impair the right to institute suit for the enforcement of any payment on or with respect to any such Debt Security; (e) reduce the percentage of outstanding Debt Securities of any series necessary to modify or amend the applicable Indenture, to waive compliance with certain provisions thereof or certain defaults and consequences thereunder or to reduce the quorum or voting requirements set forth in such Indenture; or (f) modify any of the foregoing provisions or any of the provisions relating to the waiver of certain past defaults or certain covenants, except to increase the required percentage to effect such action or to provide that certain other provisions may not be modified or waived without the consent of the holder of such Debt Security.

     The holders of a majority in aggregate principal amount of outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of that series, waive, insofar as that series is concerned, compliance by the Company with certain covenants in the applicable Indenture, including those described in "-- Certain Covenants."

     Modifications and amendments of the Indenture may be made by the Company and the Trustee without the consent of any holder of Debt Securities issued thereunder for any of the following purposes: (a) to evidence the succession of another person to the Company as obligor under such Indenture; (b) to add to the covenants of the Company for the benefit of the holders of all or any series of Debt Securities issued thereunder or to surrender any right or power conferred upon the Company in such Indenture; (c) to add events of default for the benefit of the holders of all or any series of Debt Securities issued thereunder; (d) to add or change any provisions of such Indenture to facilitate the issuance of, or to liberalize certain terms of, Debt Securities issued thereunder in bearer form, or to permit or facilitate the issuance of such Debt Securities in uncertificated form, provided that such action shall not adversely affect the interests of the holders of such Debt Securities of any series in any material respect; (e) to change or eliminate any provision of such Indenture, provided that any such change or elimination shall become effective only when there are no Debt Securities outstanding of any series issued thereunder created prior thereto which are entitled to the benefit of such provision; (f) to secure the Debt Securities issued thereunder; (g) to establish the form or terms of Debt Securities of any series issued thereunder, including the provisions and procedures, if applicable, for the conversion of such Debt Securities into Common Stock of the Company; (h) to provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under such Indenture by more than one Trustee; (i) to cure any ambiguity, defect or inconsistency in such Indenture, provided that such action shall not adversely affect the interests of holders of Debt Securities of any series issued thereunder in any material respect; or (j) to supplement any of the provisions of such Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such Debt Securities issued thereunder, provided that such action shall not adversely affect the interests of the holders of the Debt Securities of any series issued thereunder in any material respect.

     The Indenture will provide that in determining whether the holders of the requisite principal amount of outstanding Debt Securities of a series issued thereunder have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of holders of such Debt Securities, (a) the principal amount of an Original Issue Discount Security that shall be deemed to be outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon declaration of acceleration of the maturity thereof; (b) the principal amount of a Debt

Security denominated in a foreign currency that shall be deemed outstanding shall be the U.S. dollar equivalent, determined on the issue date for such Debt Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the issue date of such Debt Security of the amount determined as provided in (a) above); (c) the principal amount of an indexed security that shall be deemed outstanding shall be the principal face amount of such indexed security at original issuance, unless otherwise provided with respect to such indexed security in the applicable Indenture; and (d) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any affiliate of the Company or of such other obligor shall be disregarded.

     The Indenture will contain provisions for convening meetings of the holders of Debt Securities of a series issued thereunder. A meeting may be called at any time by the Trustee and also, upon request, by the Company or the holders of at least 25% in principal amount of the outstanding Debt Securities of such series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each Debt Security affected by certain modifications and amendments of the Indenture, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding Debt Securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding Debt Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of such specified percentage in principal amount of the outstanding Debt Securities of that series. Any resolution passed or decision taken at any meeting of holders of Debt Securities of any series duly held in accordance with the Indenture will be binding on all holders of Debt Securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding Debt Securities of a series; provided, however, that if any action is to be taken at such meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding Debt Securities of a series, the persons holding or representing such specified percentage in principal amount of the outstanding Debt Securities of such series will constitute a quorum.

     Notwithstanding the provisions described above, if any action is to be taken at a meeting of holders of Debt Securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the applicable Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding Debt Securities affected thereby, or of the holders of such series and one or more additional series: (a) there shall be no minimum quorum requirement for such meeting and (b) the principal amount of the outstanding Debt Securities of such series that vote in favor of such request, demand, authorization, direction, notice, consent, waiver or other action shall be taken into account in determining whether such request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Indenture.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     Unless otherwise indicated in the applicable Prospectus Supplement, the Company may discharge certain obligations to holders of any series of Debt Securities that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with such Trustee, in trust, funds in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable in an amount sufficient to pay the entire indebtedness on such Debt Securities in respect of principal (and premium, if any) and interest to the date of such deposit (if such Debt Securities have become due and payable) or to the stated maturity or redemption date, as the case may be.

     The Indenture will provide that, unless otherwise indicated in the applicable Prospectus Supplement, the Company may elect either (a) to defease and be discharged from any and all obligations (except for the obligation to pay additional amounts, if any, upon the occurrence of certain events of tax, assessment or governmental charge with respect to payments on such Debt Securities and the obligations to register the transfer or exchange of such Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities, to maintain an office or agency in respect of such Debt Securities and to hold moneys for payment in trust) with respect to such Debt Securities ("defeasance") or (b) to be released from its obligations with respect to such Debt Securities under the applicable Indenture (being the restrictions described under the caption "-- Certain Covenants") or if provided in the applicable Prospectus Supplement, its obligations with respect to any other covenant, and any omission to comply with such obligations shall not constitute a default or an event of default with respect to such Debt Securities ("covenant defeasance"), in either case upon the irrevocable deposit by the Company with the applicable Trustee, in trust, of an amount, in such currency or currencies, currency unit or units or composite currency or currencies in which such Debt Securities are payable at stated maturity, or Government Obligations (as defined below), or both, applicable to such Debt Securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest on such Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

     Such a trust may only be established if, among other things, the Company has delivered to the applicable Trustee an opinion of Counsel (as specified in the applicable Indenture) to the effect that the holders of such Debt Securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of Counsel, in the case of defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of such Indenture. In the event of such defeasance, the holders of such Debt Securities would thereafter be able to look only to such trust fund for payment of principal (and premium, if any) and interest.

     "Government Obligations" means securities which are (a) direct obligations of the United States of America or the government which issued the foreign currency in which the Debt Securities of a particular series are payable, for the payment of which its full faith and credit is pledged, or (b) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America or such government which issued the foreign currency in which the Debt Securities of such series are payable, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America or such other government, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of the Government Obligation evidenced by such depository receipt.

     Unless otherwise provided in the applicable Prospectus Supplement, if after the Company has deposited funds and/or Government Obligations to effect defeasance or covenant defeasance with respect to Debt Securities of any series,
(a) the holder of a Debt Security of such series is entitled to, and does, elect pursuant to the applicable Indenture or the terms of such Debt Security to receive payment in a currency, currency unit or composite currency other than that in which such deposit has been made in respect of such Debt Security, or
(b) a Conversion Event (as defined below) occurs in respect of the currency, currency unit or composite currency in which such deposit has been made, the indebtedness represented by such Debt Security shall be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on such Debt Security as they become due out of the proceeds yielded by converting the amount so deposited in respect of such Debt Security into the currency, currency unit or composite currency in which such Debt Security becomes payable as a result of such election or such cessation of usage based on the applicable market exchange rate. "Conversion Event" means the cessation of use of (i) a currency, currency unit or composite currency both by the government of the country which issued such currency and for the settlement of actions by a central bank or other public institution of or within the international banking community, (ii) the ECU both within the European Monetary System and for the settlement of transactions by public institutions of or within the European Communities or (iii) any currency unit or composite currency other than the ECU for the purposes for which it was established. Unless otherwise described in the applicable Prospectus Supplement, all payments of principal of (and premium, if any) and interest on any Debt Security that is payable in a Foreign Currency that ceases to be used by its government of issuance shall be made in U.S. dollars.

     In the event the Company effects covenant defeasance with respect to any Debt Securities and such Debt Securities are declared due and payable because of the occurrence of any event of default, other than the event of default described in clause (d) under "-- Events of Default, Notice and Waiver" with respect to the specified sections in the applicable Indenture (which Sections would no longer be applicable to such Debt Securities) or clause (g) thereunder with respect to any other covenants as to which there has been covenant defeasance, the amount in such currency, currency unit or composite currency in which such Debt Securities are payable and Government Obligations on deposit with the applicable Trustee, will be sufficient to pay amounts due on such Debt Securities at the time of their stated maturity but may not be sufficient to pay amounts due on such Debt Securities at the time of the acceleration resulting from such event of default. In any such event, the Company would remain liable to make payments of such amounts due at the time of acceleration.

     The applicable Prospectus Supplement may further describe the provisions, if any, permitting such defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the Debt Securities of or within a particular series.

CONVERTIBLE DEBT SECURITIES

     The terms and conditions, if any, upon which the Debt Securities are convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include whether such Debt Securities are convertible into Common Stock, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such Debt Securities and any restrictions on conversion, including restrictions directed at maintaining the Company's REIT status.

     Reference is made to the section captioned "Description of Common Stock" for a general description of the Common Stock to be acquired upon the conversion of Debt Securities, including a description of certain restrictions on the ownership of the Common Stock.

BOOK-ENTRY DEBT SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more global securities (the "Global Securities") that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the applicable Prospectus Supplement relating to such series.

                         DESCRIPTION OF PREFERRED STOCK

     The authorized capital stock of the Company consists of 90,000,000 shares of Common Stock, par value $0.01 per share, 15,000,000 shares of Preferred Stock, par value $0.01 per share (the Common Stock and the Preferred Stock together are referred to as the "Capital Stock"), and 105,000,000 shares of Excess Stock, par value $0.01 per share, issuable in exchange for Capital Stock as described below under "Description of

Common Stock -- Restrictions on Ownership." At September 28, 1998, the Company had no shares of Preferred Stock outstanding.

GENERAL

     Under the Company's articles of incorporation, the Board of Directors may from time to time establish and issue one or more series of Preferred Stock without shareholder approval. The Board of Directors may, subject to the express provisions of any other series of Preferred Stock then outstanding, alter the designation, classify or reclassify any unissued Preferred Stock by setting or changing the number, designation, preference, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series. Because the Board of Directors has the power to establish the preferences and rights of each series of Preferred Stock, it may afford the holders of any series of Preferred Stock preferences, powers and rights, voting or otherwise, senior to the rights of holders of Common Stock. Preferred Stock will, when issued, be fully paid and nonassessable.

     The following description of Preferred Stock sets forth certain general terms and provisions of Preferred Stock to which any Prospectus Supplement may relate. The statements below describing Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's articles of incorporation and the Company's bylaws.

     The Prospectus Supplement relating to any Preferred Stock offered thereby will contain the specific terms thereof, including, without limitation: (i) the designation of the series, which may be by distinguishing number, letter or title; (ii) the dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series; (iii) the redemption rights, including conditions and the price or prices, if any, for shares of the series; (iv) the terms and amounts of any sinking fund for the purchase or redemption of shares of the series; (v) the rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series; (vi) whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series of such other security, the conversion price or prices or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made; (vii) restrictions on the issuance of shares of the same series or of any other class or series; (viii) the voting rights, if any, of the holders of shares of the series; and (ix) any other relative rights, preferences and limitations on that series.

RANK

     Unless otherwise specified in the Prospectus Supplement, Preferred Stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, rank (i) senior to all classes or series of Common Stock of the Company, and to all equity securities ranking junior to Preferred Stock, (ii) on a parity with all equity securities issued by the Company the terms of which specifically provide that such equity securities rank on a parity with Preferred Stock; and (iii) junior to all equity securities issued by the Company the terms of which specifically provide that such equity securities rank senior to Preferred Stock. The term "equity securities" does not include convertible debt securities.

DIVIDENDS

     Holders of Preferred Stock of each series will be entitled to receive, when, as and if declared by the Board of Directors, out of assets of the Company legally available for payment, cash dividends (or dividends in kind or in other property if expressly permitted and described in the applicable Prospectus Supplement) at such rates and on such dates as will be set forth in the applicable Prospectus Supplement. Each such dividend shall be payable to holders of record as they appear on the share transfer books of the Company on such record dates as shall be fixed by the Board of Directors of the Company.

     Dividends on any series of Preferred Stock may be cumulative or non-cumulative, as provided in the applicable Prospectus Supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the applicable Prospectus Supplement. If the Board of Directors fails to declare a dividend payable on a dividend payment date on any series of Preferred Stock for which dividends are noncumulative, then the holders of such series of Preferred Stock will have no right to receive a dividend in respect of the dividend period ending on such dividend payment date, and the Company will have no obligation to pay the dividend accrued for such period, whether or not dividends on such series are declared payable on any future dividend payment date.

     Unless otherwise specified in the Prospectus Supplement, if any shares of Preferred Stock of any series are outstanding, no full dividends shall be declared or paid or set apart for payment on any Capital Stock of the Company of any other class or series ranking, as to dividends, on a parity with or junior to the Preferred Stock of such series for any period unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series for all past dividend periods and the then-current dividend period or (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends for the then-current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Preferred Stock of such series. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon Preferred Stock of any series and the shares of any other series of Preferred Stock ranking on a parity as to dividends with the Preferred Stock of such series, all dividends declared upon Preferred Stock of such series and any other series of Preferred Stock ranking on a parity as to dividends with such Preferred Stock shall be declared pro rata so that the amount of dividends declared per share of Preferred Stock of such series and such other series of Preferred Stock shall in all cases bear to each other the same ratio that accrued dividends per share on the Preferred Stock of such series (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such shares of Preferred Stock do not have a cumulative dividend) and such other series of Preferred Stock bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on Preferred Stock of such series which may be in arrears.

     Except as provided in the immediately preceding paragraph, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then-current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of such series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no dividends (other than in Common Stock or other Capital Stock ranking junior to the Preferred Stock of such series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution upon the Common Stock, or any other Capital Stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation, nor shall any Common Stock, or any other Preferred Stock of the Company ranking junior to or on a parity with the Preferred Stock of such series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Company (except by conversion into or exchange for other Capital Stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation).

REDEMPTION

     If so provided in the applicable Prospectus Supplement, any series of Preferred Stock will be subject to mandatory redemption or redemption at the option of the Company, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such Prospectus Supplement.

     The Prospectus Supplement relating to a series of Preferred Stock that is subject to mandatory redemption will specify the number of shares of such Preferred Stock that shall be redeemed by the Company in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon (which shall not, if such Preferred Stock does not have a cumulative dividend, include any accumulation in respect of unpaid dividends for prior dividend periods) to the date of redemption. The redemption price may be payable in cash or other property, as specified in the applicable Prospectus Supplement. If the redemption price for Preferred Stock of any series is payable only from the net proceeds of the issuance of Capital Stock of the Company, the terms of such Preferred Stock may provide that, if no such Capital Stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such Preferred Stock shall automatically and mandatorily be converted into the applicable class or series of Capital Stock of the Company pursuant to conversion provisions specified in the applicable Prospectus Supplement.

     Notwithstanding the foregoing, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all Preferred Stock of any series shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the current dividend period and (ii) if such series on Preferred Stock does not have a cumulative dividend, full dividends of the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, no Preferred Stock of any series shall be redeemed unless all outstanding Preferred Stock of such series are simultaneously redeemed; provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series. In addition, unless (i) if such series of Preferred Stock has a cumulative dividend, full cumulative dividends on all outstanding Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividends periods and the then-current dividend period, and (ii) if such series of Preferred Stock does not have a cumulative dividend, full dividends on the Preferred Stock of any series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then-current dividend period, the Company shall not purchase or otherwise acquire directly or indirectly any Preferred Stock of such series (except by conversion into or exchange for Capital Stock of the Company ranking junior to the Preferred Stock of such series as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Preferred Stock of such series to preserve the REIT status of the Company or pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Preferred Stock of such series.

     If fewer than all of the outstanding Preferred Stock of any series are to be redeemed, the number of shares to be redeemed will be determined by the Company, and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder (with adjustments to avoid redemption of fractional shares) or by lot in a manner determined by the Company.

     Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of Preferred Stock of any series to be redeemed at the address shown on the share transfer books of the Company. Each notice shall state: (i) the redemption date; (ii) the number of shares and the series of Preferred Stock to be redeemed; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the date upon which the holder's conversion rights, if any, as to such shares shall terminate. If fewer than all of the Preferred Stock of any series are to be redeemed, the notice mailed to each such holder thereof shall also specify the number of shares of Preferred Stock to be redeemed from each such holder. If notice of redemption of any Preferred Stock has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any Preferred Stock so called for redemption, then from and after the redemption date dividends will cease to accrue on such Preferred Stock, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

LIQUIDATION PREFERENCE

     Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, then, before any distribution or payment shall be made to the holders of any Common Stock or any other class or series of Capital Stock of the Company ranking junior to the Preferred Stock in the distribution of assets upon any liquidation, dissolution or winding up of the Company, the holders of each series of Preferred Stock shall be entitled to receive out of assets of the Company legally available for distribution to shareholders liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable Prospectus Supplement), plus an amount equal to all dividends accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if such Preferred Stock does not have a cumulative dividend). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Preferred Stock will have no right or claim to any of the remaining assets of the Company. In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding Preferred Stock and the corresponding amounts payable on all shares of other classes or series of Capital Stock of the Company ranking on a parity with the Preferred Stock in the distribution of assets, then the holders of the Preferred Stock and all other such classes or series of Capital Stock shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     If liquidating distributions shall have been made in full to all holders of Preferred Stock, the remaining assets of the Company shall be distributed among the holders of any other classes or series of Capital Stock ranking junior to the Preferred Stock upon liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares. For such purposes, the consolidation or merger of the Company with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of the property or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

VOTING RIGHTS

     Holders of Preferred Stock will not have any voting rights, except as set forth below or as otherwise from time to time required by law or as indicated in the applicable Prospectus Supplement.

     Unless provided otherwise for any series of Preferred Stock, so long as any shares of Preferred Stock remain outstanding, the Company will not, without the affirmative vote or consent of the holders of at least two-thirds of each series of Preferred Stock outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of Capital Stock ranking senior to such series of Preferred Stock with respect to the payment of dividends or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized capital shares of the Company into such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) amend, alter or repeal the provisions of the Company's articles of incorporation or the designating amendment for such series of Preferred Stock, whether by merger, consolidation or otherwise (an "Event"), so as to materially and adversely affect any right, preference, privilege or voting power of such series of Preferred Stock or the holders thereof; provided, however, with respect to the occurrence of any of the Events set forth in (ii) above, so long as the Preferred Stock remain outstanding with the terms thereof materially unchanged, taking into account that upon the occurrence of an Event, the Company may not be the surviving entity, the occurrence of any such Event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting power of holders of Preferred Stock and provided further that (x) any increase in the amount of the authorized Preferred Stock or the creation or issuance of any other series of Preferred Stock, or (y) any increase in the amount of authorized shares of such series or any other series of Preferred Stock, in each case ranking on a parity with or junior to the Preferred Stock of such series with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required shall be effected, all outstanding shares of Preferred Stock of such series shall have been redeemed or called for redemption and sufficient funds shall have been deposited in trust to effect such redemption.

CONVERSION RIGHTS

     The terms and conditions, if any, upon which any series of Preferred Stock is convertible into Common Stock will be set forth in the applicable Prospectus Supplement relating thereto. Such terms will include the number of shares of Common Stock into which the shares of Preferred Stock are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of Preferred Stock or the Company, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such series of Preferred Stock.

RESTRICTIONS ON OWNERSHIP

     As discussed below under "Description of Common Stock -- Restrictions on Ownership," for the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding equity securities of all classes may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year. To assist the Company in meeting this requirement, the Company may take certain actions to limit the beneficial ownership, directly or indirectly, by a single person of the Company's outstanding equity securities, including any Preferred Stock of the Company. Therefore, the designating amendment for each series of Preferred Stock may contain provisions restricting the ownership and transfer of Preferred Stock.

BOOK-ENTRY PREFERRED STOCK

     The Preferred Stock of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary identified in the applicable Prospectus Supplement relating to such series. Global Securities may be issued in either registered or bearer form and in either temporary or permanent form. The specific terms of the depositary arrangement with respect to a series of Preferred Stock will be described in the applicable Prospectus Supplement relating to such series.

REGISTRAR AND TRANSFER AGENT

     The Registrar and Transfer Agent for the Preferred Stock will be set forth in the applicable Prospectus Supplement.

                        DESCRIPTION OF DEPOSITARY SHARES

GENERAL

     The Company may issue receipts ("Depositary Receipts") for Depositary Shares, each of which will represent a fractional interest or a share of a particular series of a class of Preferred Stock, as specified in the applicable Prospectus Supplement. Shares of Preferred Stock of each series represented by Depositary Shares will be deposited under a separate Deposit Agreement (each, a "Deposit Agreement") among the Company, the depositary named therein (such depositary or its successor, the "Preferred Stock Depositary") and the holders from time to time of the Depositary Receipts. Subject to the terms of the Deposit Agreement, each owner of a Depositary Receipt will be entitled, in proportion to the fractional interest of a share of the particular series of shares of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipt, to all the rights and preferences of the shares of Preferred Stock represented by such Depositary Shares (including dividend, voting, conversion, redemption and liquidation rights). At September 28, 1998, the Company had no Depositary Shares issued or outstanding.

     The Depositary Shares will be evidenced by Depositary Receipts issued pursuant to the applicable Deposit Agreement. Immediately following the issuance and delivery of the Preferred Stock by the Company to the Preferred Stock Depositary, the Company will cause the Preferred Stock Depositary to issue, on behalf of the Company, the Depositary Receipts. Copies of the applicable form of Deposit Agreement and Depositary Receipt may be obtained from the Company upon request.

DIVIDENDS AND OTHER DISTRIBUTIONS

     The Preferred Stock Depositary will distribute all cash dividends or other cash distributions received in respect of the Preferred Stock to the record holders of the Depositary Receipts evidencing the related Depositary Shares in proportion to the number of such Depositary Receipts owned by such holder, subject, if set forth in the applicable Prospectus Supplement, to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary.

     In the event of a distribution other than in cash, the Preferred Stock Depositary will distribute property received by it to the record holders of Depositary Receipts entitled thereto, subject, if set forth in the applicable Prospectus Supplement, to certain obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the Preferred Stock Depositary, unless the Preferred Stock Depositary determines that it is not feasible to make such distribution, in which case the Preferred Stock Depositary may, with the approval of the Company, sell such property and distribute the net proceeds from such sale to such holders.

WITHDRAWAL OF SHARES

     Unless otherwise specified in the applicable Prospectus Supplement, upon surrender of the Depositary Receipts at the corporate trust office of the Preferred Stock Depositary (unless the related Depositary Shares have previously been called for redemption), the holders thereof will be entitled to delivery at such office, to or upon such holder's order, of the number of whole or fractional shares of Preferred Stock and any money or other property represented by the Depositary Shares evidenced by such Depositary Receipts. Holders of Depositary Receipts will be entitled to receive whole or fractional shares of the related Preferred Stock on the basis of the proportion of shares of Preferred Stock represented by each Depositary Share as specified in the applicable Prospectus Supplement, but holders of such Preferred Stock will not thereafter be entitled to receive Depositary Shares therefor. If the Depositary Receipts delivered by the holder evidence a number of Depositary Shares in excess of the number of Depositary Shares representing the number of shares of Preferred Stock to be withdrawn, the Preferred Stock Depositary will deliver to such holder at the same time a new Depositary Receipt evidencing such excess number of Depositary Shares.

REDEMPTION OF DEPOSITARY SHARES

     Whenever the Company redeems Preferred Stock held by the Preferred Stock Depositary, the Preferred Stock Depositary will redeem as of the same redemption date the number of Depositary Shares representing the shares of Preferred Stock so redeemed, provided the Company shall have paid in full to the Preferred Stock Depositary the redemption price of the Preferred Stock to be redeemed plus an amount equal to any accrued and unpaid dividends (except, with respect to noncumulative shares of Preferred Stock, dividends for the current dividend period only) thereon to the date fixed for redemption. The redemption price per Depositary Share will be equal to the fraction of the redemption price and any other amounts per share payable with respect to the Preferred Stock specified in the applicable Prospectus Supplement. If less than all the Depositary Shares are to be redeemed, the Depositary Shares to be redeemed will be selected by the Preferred Stock Depositary by lot.

     After the date fixed for redemption, the Depositary Shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the Depositary Receipts evidencing the Depositary Shares so called for redemption will cease, except the right to receive any moneys payable upon such redemption and any money or other property to which the holders of such Depositary Receipts were entitled upon such redemption upon surrender thereof to the Preferred Stock Depositary.

VOTING OF THE UNDERLYING PREFERRED STOCK

     Upon receipt of notice of any meeting at which the holders of shares of Preferred Stock are entitled to vote, the Preferred Stock Depositary will mail the information contained in such notice of meeting to the record holders of the Depositary Receipts evidencing the Depositary Shares that represent such shares of Preferred Stock. Each record holder of Depositary Receipts evidencing Depositary Shares on the record date (which will be the same date as the record date for the Preferred Stock) will be entitled to instruct the Preferred Stock Depositary as to the exercise of the voting rights pertaining to the amount of shares of Preferred Stock represented by such holder's Depositary Shares. The Preferred Stock Depositary will vote the amount of shares of Preferred Stock represented by such Depositary Shares in accordance with such instructions, and the Company will agree to take all reasonable action that may be deemed necessary by the Preferred Stock Depositary in order to enable the Preferred Stock Depositary to do so. The Preferred Stock Depositary will abstain from voting the amount of shares of Preferred Stock represented by such Depositary Shares to the extent it does not receive specific instructions from the holders of Depositary Receipts evidencing such Depositary Shares.

LIQUIDATION PREFERENCE

     In the event of liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, each holder of a Depositary Receipt will be entitled to the fraction of the liquidation preference accorded each share of Preferred Stock represented by the Depositary Share evidenced by such Depositary Receipt, as set forth in the applicable Prospectus Supplement.

CONVERSION OF PREFERRED STOCK

     The Depositary Shares, as such, are not convertible into shares of Common Stock or any other securities or property of the Company. Nevertheless, if so specified in the applicable Prospectus Supplement relating to an offering of Depositary Shares, the Depositary Receipts may be surrendered by holders thereof to the Preferred Stock Depositary with written instructions to the Preferred Stock Depositary to instruct the Company to cause conversion of the shares of Preferred Stock represented by the Depositary Shares evidenced by such Depositary Receipts into whole shares of Common Stock or other shares of Capital Stock, as the case may be, and the Company will agree that upon receipt of such instructions and any amounts payable in respect thereof, it will cause the conversion thereof utilizing the same procedures as those provided for delivery of shares of Preferred Stock to effect such conversion. If the Depositary Shares evidenced by a Depositary Receipt are to be converted in part only, one or more new Depositary Receipts will be issued for any Depositary Shares not to be converted. No fractional shares of Common Stock will be issued upon conversion, and if such conversion will result in a fractional share being issued, an amount will be paid in cash by the Company equal to the value of the fractional interest based upon the closing price of the Common Stock on the last business day prior to the conversion.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

     The form of Depositary Receipt evidencing the Depositary Shares which represent the shares of Preferred Stock and any provision of the Deposit Agreement may at any time be amended by agreement between the Company and the Preferred Stock Depositary. However, any amendment that materially and adversely alters the rights of the holders of Depositary Receipts will not be effective unless such amendment has been approved by the existing holders of at least a majority of the Depositary Shares evidenced by the Depositary Receipts then outstanding.

     The Deposit Agreement may be terminated by the Company upon not less than 30 days' prior written notice to the Preferred Stock Depositary if (i) such termination is to preserve the Company's status as a REIT or (ii) a majority of each class of Preferred Stock affected by such termination consents to such termination, whereupon the Preferred Stock Depositary shall deliver or make available to each holder of Depositary Receipts, upon surrender of the Depositary Receipts held by such holder, such number of whole or fractional shares of Preferred Stock as are represented by the Depositary Shares evidenced by such Depositary Receipts.

In addition, the Deposit Agreement will automatically terminate if (i) all outstanding Depositary Shares shall have been redeemed, (ii) there shall have been a final distribution in respect of the related shares of Preferred Stock in connection with any liquidation, dissolution or winding up of the Company and such distribution shall have been distributed to the holders of Depositary Receipts evidencing the Depositary Shares representing such shares of Preferred Stock or (iii) each related share of Preferred Stock shall have been converted into Capital Stock of the Company not so represented by Depositary Shares.

CHARGES OF PREFERRED STOCK DEPOSITARY

     The Company will pay all transfer and other taxes and governmental charges arising solely from the existence of the Deposit Agreement. In addition, the Company will pay the fees and expenses of the Preferred Stock Depositary in connection with the performance of its duties under the Deposit Agreement. However, unless otherwise specified in the applicable Prospectus Supplement, holders of Depositary Receipts will pay the fees and expenses of the Preferred Stock Depositary for any duties requested by such holders to be performed which are outside of those expressly provided for in the Deposit Agreement.

RESIGNATION AND REMOVAL OF DEPOSITARY

     The Preferred Stock Depositary may resign at any time by delivering to the Company notice of its election to do so, and the Company may at any time remove the Preferred Stock Depositary, any such resignation or removal to take effect upon the appointment of a successor Preferred Stock Depositary. A successor Preferred Stock Depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

MISCELLANEOUS

     The Preferred Stock Depositary will forward to holders of Depositary Receipts any reports and communications from the Company which are received by the Preferred Stock Depositary with respect to the related shares of Preferred Stock.

     Neither the Preferred Stock Depositary nor the Company will be liable if it is prevented from or delayed in, by law or any circumstances beyond its control, performing its obligations under the Deposit Agreement. The obligations of the Company and the Preferred Stock Depositary under the Deposit Agreement will be limited to performing their duties thereunder in good faith and without negligence, gross negligence or willful misconduct, and the Company and the Preferred Stock Depositary will not be obligated to prosecute or defend any legal proceeding in respect of any Depositary Receipts, Depositary Shares or shares of Preferred Stock represented thereby unless satisfactory indemnity is furnished. The Company and the Preferred Stock Depositary may rely on written advice of counsel or accountants, or information provided by persons presenting shares of Preferred Stock represented thereby for deposit, holders of Depositary Receipts or other persons believed to be competent to give such information, and on documents believed to be genuine and signed by a proper party.

     If the Preferred Stock Depositary shall receive conflicting claims, requests or instructions from any holders of Depositary Receipts, on the one hand, and the Company, on the other hand, the Preferred Stock Depositary shall be entitled to act on such claims, requests or instructions received from the Company.

                          DESCRIPTION OF COMMON STOCK

     The authorized Capital Stock of the Company consists of 90,000,000 shares of Common Stock and 15,000,000 shares of Preferred Stock. There also is authorized 105,000,000 shares of Excess Stock, issuable in exchange for Capital Stock, as described below under "-- Restrictions on Ownership." At September 28, 1998, the Company had outstanding 29,363,143 shares of Common Stock. All issued and outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable.

GENERAL

     The following description of the Common Stock sets forth certain general terms and provisions of the Common Stock to which any Prospectus Supplement may relate, including a Prospectus Supplement providing that Common Stock will be issuable upon conversion of Debt Securities or Preferred Stock or upon the exercise of the Warrants to purchase Common Stock issued by the Company. The statements below describing the Common Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of the Company's articles of incorporation and bylaws.

COMMON STOCK

     The holders of Common Stock elect all directors and are entitled to one vote per share on all matters submitted to a vote of the stockholders. Stockholders are entitled to receive dividends when, as and if declared by the Board of Directors out of funds legally available for that purpose. Upon any liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share pro rata in any distribution to stockholders. Holders of Common Stock have no preemptive, subscription or conversion rights. The Common Stock will, when issued, be fully paid and nonassessable and will not be subject to preemptive or other similar rights.

     The Company purchased from six limited partnerships and one general partnership 14 properties in July 1992, and purchased from a trust one property in August 1993, in exchange for the issuance to the partnerships and the trust of an aggregate of 346,172 restricted shares of Common Stock (the "CNL Transaction"). All of the shares issued in connection with the CNL Transaction are subject to piggyback registration rights under certain circumstances.

RESTRICTIONS ON OWNERSHIP

     For the Company to qualify as a REIT, not more than 50 percent in value of its outstanding Capital Stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year; the shares must be beneficially owned (without reference to any rules of attribution) by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year; and certain other requirements must be satisfied. See "Federal Income Tax Considerations -- Taxation of the Company."

     To ensure that five or fewer individuals do not own more than 50 percent in value of the outstanding Common Stock, the Company's articles of incorporation provide that, subject to certain exceptions, no holder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8 percent in value (the "Ownership Limit") of the outstanding Capital Stock. The Board of Directors may waive the Ownership Limit if evidence satisfactory to the Company and the Company's tax counsel is presented that such ownership will not then or in the future jeopardize the Company's status as a REIT. As a condition of such waiver, the Board of Directors may require opinions of counsel satisfactory to it and/or an undertaking from the applicant with respect to preserving the status of the company as a REIT.

     The Ownership Limit will not be automatically removed even if the REIT provisions of the Code are changed so as to no longer contain any ownership concentration limitation or if the ownership concentration limitation is increased. In addition to preserving the Company's status as a REIT, the Ownership Limit may prevent any person or small group of persons from acquiring unilateral control of the Company.

     If the ownership, transfer or acquisition of shares of Common Stock, or change in capital structure of the Company or other event or transaction would result in (a) any Person (as defined below) owning (applying certain attribution rules) Capital Stock in excess of the Ownership Limit, (b) fewer than 100 Persons owning the Capital Stock, (c) the Company being "closely held" within the meaning of Section 856(h) of the Code, or (d) the Company otherwise failing to qualify as a REIT, then the ownership, transfer or acquisition, or change in capital structure or other event or transaction that would have such effect will be void as to the purported transferee or owner, and the purported transferee or owner will not have or acquire any rights to the Capital Stock to the extent required to avoid such a result. Capital Stock owned, transferred or proposed to be transferred in excess of the Ownership Limit or which would otherwise jeopardize the Company's status as a REIT will automatically be converted to Excess Stock. A holder of Excess Stock is not entitled to distributions, voting rights, and other benefits with respect to such shares except for the right to payment of the purchase price for the shares (or, in the case of a devise or gift or similar event which results in the issuance of Excess Stock, the fair market value at the time of such devise or gift or event) and the right to certain distributions upon liquidation. Any dividend or distribution paid to a proposed transferee or holder of Excess Stock shall be repaid to the Company upon demand. Excess Stock shall be subject to repurchase by the Company at its election. The purchase price of any Excess Stock shall be equal to the lesser of (i) the price paid in such purported transaction (or, in the case of a devise or gift or similar event resulting in the issuance of Excess Stock, the fair market value at the time of such devise or gift or event), or (ii) the fair market value of such Common Stock on the date on which the Company or its designee determines to exercise its repurchase right. If the foregoing transfer restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the purported transferee of any Excess Stock may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company in acquiring such Excess Stock and to hold such Excess Stock on behalf of the Company.

     For purposes of the Company's articles of incorporation, the term "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside to be used exclusively for the purposes described in
Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity, or a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act; but does not include an underwriter which participated in a public offering of Capital Stock for a period of sixty (60) days following the purchase by such underwriter of Capital Stock therein, provided that the foregoing exclusions shall apply only if the ownership of such Capital Stock by such underwriter would not cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of Section 856(a) of the Code or otherwise cause the Company to fail to qualify as a REIT.

     All certificates representing Capital Stock will bear a legend referring to the restrictions described above.

     The articles of incorporation of the Company provide that all persons who own, directly or by virtue of the attribution provisions of the Code, more than
5.0 percent of the outstanding Capital Stock, or such lower percentage as may be required pursuant to regulations under the Code or as may be requested by the Board of Directors, must file a written notice with the Company no later than January 31 of each year with respect to the prior year containing (a) the name and address of such owner, (b) the number of shares of Capital Stock owned by such holder and (c) a description of how such shares are held. In addition, each stockholder shall be required to disclose, upon demand, to the Company in writing such information with respect to the direct indirect and constructive ownership of shares as the directors deem necessary to comply with the provisions of the Code as applicable to a REIT or to comply with the requirements of any taxing authority or governmental agency.

     The ownership limitations described above may have the effect of precluding acquisitions of control of the Company by a third party.

TRANSFER AGENT

     First Union National Bank is the Transfer Agent of the Common Stock.

                      DESCRIPTION OF COMMON STOCK WARRANTS

     The Company may issue Common Stock Warrants for the purchase of Common Stock. Common Stock Warrants may be issued independently or together with any other Offered Securities offered by any Prospectus Supplement and may be attached to or separate from such Offered Securities. Each series of Common Stock Warrants will be issued under a separate warrant agreement (each, a "Warrant Agreement") to be entered into between the Company and a warrant agent specified in the applicable Prospectus Supplement (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the

Common Stock Warrants of such series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of Common Stock Warrants. The following sets forth certain general terms and provisions of the Common Stock Warrants offered hereby. Further terms of the Common Stock Warrants and the applicable Warrant Agreements will be set forth in the applicable Prospectus Supplement.

     The applicable Prospectus Supplement will describe the terms of the Common Stock Warrants in respect of which this Prospectus is being delivered, including, where applicable, the following: (a) the title of such Common Stock Warrants; (b) the aggregate number of such Common Stock Warrants; (c) the price or prices at which such Common Stock Warrants will be issued; (d) the number of shares of Common Stock purchasable upon exercise of such Common Stock Warrants;
(e) the designation and terms of the other Offered Securities with which such Common Stock Warrants are issued and the number of such Common Stock Warrants issued with each such Offered Security; (f) the date, if any, on and after which such Common Stock Warrants and the related Common Stock will be separately transferable; (g) the price at which each share of Common Stock purchasable upon exercise of such Common Stock Warrants may be purchased; (h) the date on which the right to exercise such Common Stock Warrants shall commence and the date on which such right shall expire; (i) the minimum or maximum amount of such Common Stock Warrants which may be exercised at any one time; (j) information with respect to book-entry procedures, if any; (k) any limitations on the acquisition or ownership of such Common Stock Warrants which may be required in order to maintain the status of the Company as a REIT; (l) a discussion of certain federal income tax considerations; and (m) any other terms of such Common Stock Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Common Stock Warrants.

     Reference is made to the section captioned "Description of Common Stock" for a general description of the Common Stock to be acquired upon the exercise of the Common Stock Warrants, including a description of certain restrictions on the ownership of Common Stock.

                       FEDERAL INCOME TAX CONSIDERATIONS

INTRODUCTION

     The following is a summary of the material federal income tax consequences of the ownership of the Capital Stock of the Company, prepared by Shaw Pittman Potts & Trowbridge, tax counsel to the Company ("Tax Counsel"). This discussion is based upon the laws, regulations, and reported rulings and decisions in effect as of the date of this Prospectus (or, in the case of certain regulations, proposed as of such date), all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. This discussion does not purport to deal with the federal income tax consequences applicable to all investors in light of their particular investment circumstances, or to all categories of investors, some of whom may be subject to special rules (including, for example, insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign corporations and persons who are not citizens or residents of the United States). No ruling on the federal, state or local tax considerations relevant to the operation of the Company, or to the purchase, ownership or disposition of the Common Stock or the Preferred Stock has been requested from the Internal Revenue Service (the "Service") or other tax authority. Tax Counsel has rendered certain opinions discussed herein and believes that if the Service were to challenge the conclusions of Tax Counsel, such conclusions should prevail in court. However, opinions of counsel are not binding on the Service or on the courts, and no assurance can be given that the conclusions reached by Tax Counsel would be sustained in court. Investors should consult their own tax advisors in determining the federal, state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of the Common Stock or the Preferred Stock of the Company, the tax treatment of a REIT and the effect of potential changes in applicable tax laws.

TAXATION OF THE COMPANY

     General. Since its inception, the Company has elected, and believes it has qualified, to be taxed as a REIT for federal income tax purposes, as defined in Sections 856 through 860 of the Code. The provisions of the Code pertaining to REITs are highly technical and complex. If various conditions imposed by the Code are met, a REIT is, with limited exceptions, not taxed at the corporate level on income that is currently distributed to the REIT's stockholders. Undistributed income is taxed at regular corporate rates and may be subject to a 4 percent excise tax. In addition, a REIT may be subject to the "alternative minimum tax" on its items of tax preference and is subject to income tax at the highest corporate rate on income from foreclosure property and to penalty taxes on excessive unqualified income and prohibited transactions.

     If the Company fails to qualify as a REIT for any taxable year and certain relief provisions do not apply, the Company will be subject to federal income tax (including alternative minimum tax) as an ordinary corporation on its taxable income at regular corporate rates without any deduction or adjustment for distributions to holders of Common Stock or Preferred Stock. To the extent that the Company would, as a consequence, be subject to tax liability for any such year, the amount of cash available for satisfaction of its liabilities and for distribution to holders of Common Stock or Preferred Stock would be reduced. Distributions to holders of Common Stock or Preferred Stock generally would be taxable as ordinary income to the extent of current and accumulated earnings and profits and, subject to certain limitations, would be eligible for the corporate dividends received deduction, but there can be no assurance that any such distributions would be made. The Company would not be eligible to elect REIT status for the four subsequent taxable years, unless its failure to qualify was due to reasonable cause and not willful neglect and unless certain other requirements were satisfied.

     Opinion of Tax Counsel. Based upon representations made by officers of the Company with respect to relevant factual matters, upon the existing Code provisions, rules and regulations promulgated thereunder (including proposed regulations) and reported administrative and judicial interpretations thereof, upon Tax Counsel's independent review of such documents and other information as Tax Counsel deemed relevant in the circumstances and upon the assumption that the Company will operate in the manner described in this Prospectus, Tax Counsel has advised the Company that, in its opinion, (a) the Company has, for the years 1984 through 1997, met the requirements for qualification and taxation as a REIT and (b) the Company's proposed method of operation will enable it to meet the requirements for qualification and taxation as a REIT for 1998. It must be emphasized, however, that the Company's ability to qualify as a REIT is dependent upon actual operating results and future actions and events by the Company and others, and no assurance can be given that the actual results of the Company's operations and the future actions and events will enable the Company to satisfy in any given year the requirements for qualification and taxation as a REIT.

     Requirements for Qualification as a REIT. As discussed more fully below, the Code defines a REIT as a corporation (a) which is managed by one or more trustees or directors; (b) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (c) which would be taxable, but for Sections 856 through 860 of the Code, as a domestic corporation; (d) which is neither a financial institution nor an insurance company; (e) the beneficial ownership of which is held by 100 or more persons; (f) which is not closely held; and (g) which meets certain other tests regarding the nature of its assets and income and the amount of its distributions.

     Ownership Tests. More specifically, the ownership requirements of a REIT are that (a) during the last half of each taxable year not more than 50 percent of the Company's outstanding shares may be owned, directly or indirectly, by five or fewer individuals and (b) there must be at least 100 stockholders on at least 335 days of such 12-month taxable year (or a proportionate number of days of a short taxable year). In order to meet these requirements, or to otherwise obtain, maintain or reestablish REIT status, and for no other purpose, the Company's articles of incorporation empower the Board of Directors to redeem, at its option, a sufficient number of shares or to restrict the transfer thereof to bring or to maintain the ownership of shares of the Company in conformity with the requirements of the Code. The redemption price to be paid will be fair market value as reflected in the latest quotations, or, if no quotations are available, the net asset value of the shares as determined by the Board of Directors.

     Under the Company's articles of incorporation, each holder of Capital Stock is required, upon demand, to disclose to the Board of Directors in writing such information with respect to direct and indirect ownership of shares of the Company as the Board of Directors deems necessary to comply with provisions of the Code applicable to the Company, or to comply with the requirements of any other appropriate taxing authority. Certain Treasury regulations govern the method by which the Company is required to demonstrate compliance with these stock ownership requirements and the failure to satisfy such regulations could cause the Company to fail to qualify as a REIT. The Company has represented that it has met, and expects to meet, these stock ownership requirements for each taxable year.

     Asset Tests. At the end of each quarter of a REIT's taxable year, at least 75 percent of the value of its total assets must consist of "real estate assets," cash and cash items (including receivables) and government securities. The balance of a REIT's assets generally may be invested without restriction, except that holdings of securities not within the 75 percent class of assets generally must not, with respect to any issuer, exceed 5 percent of the value of the REIT's assets or 10 percent of the issuer's outstanding voting securities. The term "real estate assets" includes real property, interests in real property, leaseholds of land or improvements thereon, and any property attributable to the temporary investment of new capital (but only if such property is stock or a debt instrument and only for the one-year period beginning on the date the REIT receives such capital). The Company has represented that at the end of each quarter it has met, and expects in the future to continue to meet, this asset test.

     Income Tests. A REIT currently must meet two separate tests with respect to its sources of income for each taxable year. In general, at least 75 percent of a REIT's gross income (excluding income from prohibited transactions) for each taxable year must be from rents from real property, interest on obligations secured by mortgages on real property, gains from the sale or other disposition of real property and certain other sources. In addition, a REIT must derive at least 95 percent of its gross income (excluding income from prohibited transactions) for each taxable year from any combination of the items of income which qualify under the 75 percent test, from dividends and interest and from gains from the sale, exchange or other disposition of certain stocks and securities.

     Rents received by a REIT will qualify as "rents from real property" in satisfying the gross income requirements described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts of sales. The Company's leases provide for either fixed rent, sometimes with scheduled escalations, or a fixed minimum rent and a percentage of gross receipts in excess of some threshold. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an owner of 10 percent or more of the Company, directly or constructively owns 10 percent or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15 percent of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." The Company anticipates that none of its gross annual income will be considered attributable to rents that are based in whole or in part on the income or profits of any person; that no more than a de minimis amount of its gross annual income will be considered attributable to the rental of personal property; and that none of its gross annual income will be from Related Party Tenants. Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to tenants, other than through an "independent contractor" from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental space for occupancy only and are not otherwise considered "rendered to the occupant." However, a REIT is currently permitted to earn up to one percent of its gross income from tenants, determined on a property-by-property basis, by furnishing services that are noncustomary or provided directly to the tenants, without causing the rental income to fail to quality as rents from real property. The Company will provide certain services with respect to the Properties. The Company does not anticipate that any of these services will be (a) of a type other than those usually or customarily rendered in connection with the rental space for occupancy only or (b) of a type considered rendered to any of the occupants of the Properties.

     Should an entity fail to satisfy either or both of the 75 percent or 95 percent tests for any taxable year, it may still qualify as a REIT if (a) such failure is due to reasonable cause and not willful neglect; (b) it reports the nature and amount of each item of its income on a schedule attached to its tax return for such year; and (c) the reporting of any incorrect information is not due to fraud with intent to evade tax. However, even if these three requirements were met and the REIT were not disqualified, a penalty tax of 100 percent would be imposed by reference to the amount by which the REIT failed the 75 percent or 95 percent test (whichever amount is greater).

     In addition to the 75 percent and 95 percent tests, for each taxable year before 1998, a REIT was required to derive less than 30 percent of its gross income (including gross income from prohibited transactions) from the sale or other disposition of (i) real property held for less than four years (other than foreclosure property or property involuntarily or compulsorily converted through destruction, condemnation or similar events); (ii) stocks or securities held for less than one year; and (iii) property sold or otherwise disposed of in a prohibited transaction. The Company has represented that, for each taxable year before 1998, it has not recognized gross income of a type, in an amount or at a time which would have caused it to fail the 30 percent test.

     Distribution Requirements. A REIT must distribute annually to its stockholders ordinary income dividends in an amount equal to at least (a) 95 percent of the sum of (i) its "real estate investment trust taxable income" (before deduction of dividends paid and excluding any net capital gains) and
(ii) the excess of net income from foreclosure property over the tax on such income, minus (b) certain excess non-cash income. Real estate investment trust taxable income generally is the taxable income of a REIT computed as if it were an ordinary corporation, with certain adjustments. Distributions must be made in the taxable year to which they relate or, if declared before the timely filing of the REIT's tax return for such year and paid not later than the first regular dividend payment after such declaration, in the following taxable year. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95 percent, but less than 100 percent, of its real estate investment trust taxable income, as adjusted, it will be subject to tax thereon at regular ordinary and capital gain corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of
(x) 85 percent of its ordinary income, (y) 95 percent of its net capital gain net income for such year and (z) any undistributed taxable income from prior periods, the Company would be subject to a 4 percent excise tax on the excess of such required distribution over the amounts actually distributed.

     The Company has represented that it has made and intends to make distributions to stockholders that will be sufficient to meet the annual distribution requirements. Under some circumstances, however, it is possible that the Company may not have sufficient funds from its operations to pay cash dividends to satisfy these distribution requirements. If the cash available to the Company is insufficient, the Company might raise cash in order to make the distributions by borrowing funds, issuing new securities or selling assets. If the Company ultimately were unable to satisfy the 95 percent distribution requirement, it would fail to qualify as a REIT and, as a result, would be subject to federal income tax as an ordinary corporation without any deduction or adjustment for distributions to holders of the Common Stock or Preferred Stock.

     If the Company were to fail to meet the 95 percent distribution requirement as a result of an adjustment to the Company's tax returns by the Service, the Company could maintain its qualification as a REIT by paying a "deficiency dividend" (plus a penalty and interest) within a specified period which will be permitted as a deduction in the taxable year with respect to which the adjustment is made.

     Distributions to Holders of Preferred Stock. Distributions with respect to the Preferred Stock will be taxable as described below in "-- Taxation of Taxable Domestic Stockholders," "-- Taxation of Tax-Exempt Stockholders" and
"-- Taxation of Foreign Stockholders."

     Redemption or Conversion of Preferred Stock to Common Stock. Assuming that Preferred Stock will not be redeemed or converted at a time when there are distributions in arrears, in general, no gain or loss will be recognized for federal income tax purposes upon the redemption or conversion of the Preferred Stock at the option of the holder solely into Common Stock. The basis that a holder will have for tax purposes in the Common Stock received will be equal to the adjusted basis the holder had in the Preferred Stock so redeemed or converted and, provided that the Preferred Stock was held as a capital asset, the holding period for the Common Stock received will include the holding period for the Preferred Stock redeemed or converted. A holder, however, will generally recognize gain or loss on the receipt of cash in lieu of a fractional share of Common Stock in an amount equal to the difference between the amount of cash received and the holder's adjusted basis in such fractional share.

     If a redemption or conversion occurs when there is a dividend arrearage on the Preferred Stock and the fair market value of the Common Stock exceeds the issue price of the Preferred Stock, a portion of the Common Stock received might be treated as a dividend distribution taxable as ordinary income.

     Adjustments to Conversion Price. Under section 305 of the Code, holders of Preferred Stock may be deemed to have received a constructive distribution of stock that is taxable as a dividend where the conversion ratio is adjusted to reflect a cash or property distribution with respect to the common stock into which it is convertible. An adjustment to the conversion price made pursuant to a bona fide, reasonable adjustment formula that has the effect of preventing dilution of the interest of the holders, however, will generally not be considered to result in a constructive distribution of stock. Certain of the possible adjustments provided in the Preferred Stock may not qualify as being pursuant to a bona fide, reasonable adjustment formula. If a nonqualifying adjustment were made, the holders of Preferred Stock might be deemed to have received a taxable stock dividend.

     Taxation of Taxable Domestic Stockholders. For any taxable year in which the Company qualifies as a REIT for federal income tax purposes, distributions by the Company to its stockholders that are United States persons (generally, any person other than a nonresident alien individual, a foreign trust or estate or a foreign partnership or corporation) generally will be taxed as ordinary income. Amounts received by such United States persons that are properly designated as capital gain dividends by the Company generally will be taxed as long-term capital gain (to the extent that they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the stockholder has held his Common Stock or Preferred Stock. However, corporate stockholders may be required to treat up to 20 percent of certain capital gain dividends as ordinary income. Such ordinary income and capital gain are not eligible for the dividends received deduction allowed to corporations. Distributions to such United States persons in excess of the Company's current or accumulated earnings and profits will be considered first a tax-free return of capital, reducing the tax basis of each stockholder's Common Stock or Preferred Stock and then, to the extent the distribution exceeds each stockholder's basis, a gain realized from the sale of Common Stock or Preferred Stock. The Company will notify each stockholder as to the portions of each distribution which, in its judgment, constitute ordinary income, capital gain or return of capital. Any dividend that is (a) declared by the Company in October, November or December of any calendar year and payable to stockholders of record on a specified date in such months and (b) actually paid by the Company in January of the following year, shall be deemed to have been both paid by the Company and received by the stockholders on December 31 of such calendar year and, as a result, will be includable in gross income of the stockholders for the taxable year which includes such December 31.

     Stockholders may not deduct on their income tax returns any net operating or net capital losses of the Company. Net operating losses may be carried forward by the Company for 15 years and used to reduce taxable income and the amounts that the Company will be required to distribute in order to remain qualified as a REIT. Net capital losses may be carried forward by the Company for five years and used to reduce capital gains. Losses not used within the relevant period expire.

     Upon the sale or other disposition of the Company's Common Stock or Preferred Stock, a stockholder generally will recognize capital gain or loss equal to the difference between this amount realized on the sale or other disposition and the adjusted basis of the shares involved in the transaction. Such gain or loss will be long-term capital gain or loss if, at the time of sale or other disposition, the shares involved have been held for more than one year. In addition, if a stockholder receives a capital gain dividend with respect to a share of Common Stock or Preferred Stock which he has held for six months or less at the time of sale or other disposition, any loss recognized by the stockholder will be treated as long-term capital loss to the extent of the amount of the capital gain dividend that was treated as long-term capital gain.

     Distributions from the Company and gain from the disposition of Common Stock or Preferred Stock will not be treated as passive activity income and, therefore, stockholders will not be able to apply any "passive activity losses" against such income. Dividends from the Company (to the extent they do not constitute a return of capital or capital gain dividends) and, on an elective basis, capital gain dividends and gain from the disposition of Common Stock or Preferred Stock generally will be treated as investment income for purposes of the investment income limitation.

     The state and local income tax treatment of the Company and its stockholders may not conform to the federal income tax treatment described above. (For example, in most states, individual stockholders who are residents of the state will be subject to state income tax on dividends and gains on their shares in the Company, but the state of Delaware -- unlike most, if not all, other states -- also taxes nonresident stockholders of a REIT on dividends and gains from the REIT to the extent, if any, that such income is attributable to property located in Delaware.) As a result, investors should consult their own tax advisors for an explanation of how other state and local tax laws would affect their investment in Common Stock or Preferred Stock.

     Backup Withholding. The Company will report to its stockholders and the IRS the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 31 percent with respect to distributions paid unless such other holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or
(ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A stockholder that does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder's income tax liability.

     Taxation of Tax-Exempt Stockholders. Distributions by the Company to a stockholder that is a tax-exempt entity generally will not constitute "unrelated business taxable income" ("UBTI") as defined in Section 512(a) of the Code, provided that the tax-exempt entity has not financed the acquisition of its shares with "acquisition indebtedness" within the meaning of the Code and the shares are not otherwise used in an unrelated trade or business of the tax-exempt entity. For taxable years beginning after December 31, 1993, however, qualified trusts that hold more than 10 percent (by value) of the shares of certain REITs may be required to treat a certain percentage of the distributions of such REITs as UBTI. The conditions which trigger this requirement do not currently exist, and the Company does not anticipate that they will ever exist. This requirement will apply only if (a) the REIT would not qualify as such for federal income tax purposes but for the application of a "look-through" exception to the five or fewer requirement applicable to shares being held by qualified trusts and (b) the REIT is "predominantly held" by qualified trusts. A REIT is predominantly held if either (i) a single qualified trust holds more than 25 percent by value of the REIT interests or (ii) one or more qualified trusts, each owning more than 10 percent by value of the REIT interests, hold in the aggregate more than 50 percent of the REIT interests. The percentage of any REIT dividend treated as UBTI is equal to the ratio of (i) the UBTI earned by the REIT (treating the REIT as if it were a qualified trust and therefore subject to tax on UBTI) to (ii) the total gross income (less certain associated expenses of the REIT). A de minimis exception applies where the ratio set forth in the preceding sentence is less than 5 percent for any year. For these purposes, a qualified trust is any trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code. The provisions requiring qualified trusts to treat a portion of REIT distributions as UBTI will not apply if the REIT is able to satisfy the five or fewer requirements without relying upon the "look-through" exception. The existing restrictions on ownership of shares in the articles of incorporation will prevent the application of the provisions treating a portion of the REIT distributions as UBTI to tax-exempt entities purchasing shares pursuant to the Offering, absent a waiver of the restrictions by the Board of Directors.

     Taxation of Foreign Stockholders. The rules governing United States federal income taxation of nonresident alien individuals, foreign corporations, foreign participants and other foreign stockholders (collectively, "Non-U.S. Stockholders") are complex, and no attempt will be made herein to provide more than a summary of such rules. The following discussion assumes that the income from investment in the Shares will not be effectively connected with the Non-U.S. Stockholders' conduct of a United States trade or business. Prospective Non-U.S. Stockholders should consult with their own tax advisors to determine the impact of federal, state and local laws with regard to an investment in Shares, including any reporting requirements.

     Distributions that are not attributable to gain from sales or exchanges by the Company of United States real property interests and not designated by the Company as capital gain dividends will be treated as dividends of ordinary income to the extent that they are made out of current and accumulated earnings and profits of the Company. Such dividends ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the dividend, unless an applicable tax treaty reduces or eliminates that tax. A number of U.S. tax treaties that reduce the rate of withholding tax on corporate dividends do not reduce, or reduce to a lesser extent, the rate of withholding applied to dividends from a REIT. The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions paid to a Non-U.S. Stockholder unless (i) a lower treaty rate applies (and, with regard to payments on or after January 1, 1999, the Non-U.S. Stockholder files IRS Form W-8 with the Company and, if the Shares are not traded on an established securities market, acquires a taxpayer identification number from the IRS) or (ii) the Non-U.S. Stockholder files an IRS Form 4224 (or, with respect to payments on or after January 1, 1999, files IRS Form W-8 with the Company) with the Company claiming that the distribution is effectively connected income. Distributions in excess of the Company's current and accumulated earnings and profits will not be taxable to a stockholder to the extent that such distributions do not exceed the adjusted basis of the stockholder's Shares, but rather will reduce the adjusted basis of such Shares. To the extent that distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Stockholders' Shares, such distributions will give rise to tax liability if the Non-U.S. Stockholder would otherwise be subject to tax on any gain from the sale or disposition of the Shares, as described below. If it cannot be determined at the time a distribution is paid whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate of 30%. However, a Non-U.S. Stockholder may seek a refund of such amounts from the IRS if it is subsequently determined that such distribution was, in fact, in excess of the Company's current and accumulated earnings and profits. Beginning with payments made on or after January 1, 1999, the Company will be permitted, but not required, to make reasonable estimates of the extent to which distributions exceed current or accumulated earnings and profits. Such distributions will generally be subject to a 10% withholding tax, which may be refunded to the extent it exceeds the shareholder's actual U.S. tax liability, provided the required information is furnished to the IRS.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of United States real property interests will be taxed to a Non-U.S. Stockholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of United States real property interests are taxed to a Non-U.S. Stockholder as if such gain were effectively connected with a United States business. Non-U.S. Stockholders would thus be taxed at the normal capital gain rates applicable to U.S. Stockholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Also, distributions subject to FIRPTA may be subject to a 30% branch profits tax in the hands of a foreign corporate stockholder not entitled to treaty exemption or rate reduction. The Company is required by applicable Treasury Regulations to withhold 35% of any distribution that could be designated by the Company as a capital gain dividend. This amount is creditable against the Non-U.S. Stockholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Stockholder upon a sale of Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. The Company currently believes that it is, and expects to continue to be, a "domestically controlled REIT," and in such case the sale of Shares would not be subject to taxation under FIRPTA. However, gain not subject to FIRPTA nonetheless will be taxable to a Non-U.S. Stockholder if
(i) investment in the Shares is treated as "effectively connected" with the Non-U.S. Stockholders' U.S. trade or business, or (ii) the Non-U.S. Stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions are met. Effectively connected gain realized by a foreign corporate shareholder may be subject to an additional 30% branch profits tax, subject to possible exemption or rate reduction under an applicable tax treaty. If the gain on the sale of Shares were to be subject to taxation under FIRPTA, the Non-U.S. Stockholder would be subject to the same treatment as U.S. Stockholders with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals), and the purchaser of the Shares would be required to withhold and remit to the Service 10% of the purchase price.

                              ERISA CONSIDERATIONS

     THE FOLLOWING IS A SUMMARY OF MATERIAL CONSIDERATIONS ARISING UNDER THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA") AND THE PROHIBITED TRANSACTION PROVISIONS OF SECTION 4975 OF THE CODE THAT MAY BE RELEVANT TO PROSPECTIVE INVESTORS. THIS DISCUSSION DOES NOT PURPORT TO DEAL WITH ALL ASPECTS OF ERISA OR THE CODE THAT MAY BE RELEVANT TO PARTICULAR INVESTORS IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES. A PROSPECTIVE INVESTOR THAT IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA, A TAX-QUALIFIED RETIREMENT PLAN, AN IRA, OR A GOVERNMENTAL, CHURCH, OR OTHER PLAN THAT IS EXEMPT FROM ERISA IS ADVISED TO CONSULT ITS OWN LEGAL ADVISOR REGARDING THE SPECIFIC CONSIDERATIONS ARISING UNDER APPLICABLE PROVISIONS OF ERISA, THE CODE, AND STATE LAW WITH RESPECT TO THE PURCHASE, OWNERSHIP, OR SALE OF THE OFFERED SECURITIES BY SUCH PLAN OR IRA.

FIDUCIARY DUTIES AND PROHIBITED TRANSACTIONS

     A fiduciary of a pension, profit-sharing, retirement or other employee benefit plan subject to ERISA (an "ERISA Plan") should consider the fiduciary standards under ERISA in the context of the ERISA Plan's particular circumstances before authorizing an investment of any portion of the ERISA Plan's assets in the Offered Securities. Accordingly, such fiduciary should consider (a) whether the investment satisfies the diversification requirements of Section 404(a)(1)(C) of ERISA; (b) whether the investment is in accordance with the documents and instruments governing the ERISA Plan as required by
Section 404(a)(1)(D) of ERISA; (c) whether the investment is prudent under
Section 404(a)(1)(B) of ERISA; and (d) whether the investment is solely in the interests of the ERISA Plan participants and beneficiaries and for the exclusive purpose of providing benefits to the ERISA Plan participants and beneficiaries and defraying reasonable administrative expenses of the ERISA Plan as required by Section 404(a)(1)(A) of ERISA.

     In addition to the imposition of fiduciary standards, ERISA and Section 4975 of the Code prohibit a wide range of transactions between an ERISA Plan, an IRA, or certain other plans (collectively, a "Plan") and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA and "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary or person making an investment decision for a Plan also should consider whether the acquisition or the continued holding of the Offered Securities might constitute or give rise to a direct or indirect prohibited transaction.

PLAN ASSETS

     The prohibited transaction rules of ERISA and the Code apply to transactions with a Plan and also to transactions with the "plan assets" of a Plan. The "plan assets" of a Plan include the Plan's interest in an entity in which the Plan invests and, in certain circumstances, the assets of the entity in which the Plan holds such interest. The term "plan assets" is not specifically defined in ERISA or the Code, nor, as of the date hereof, has it been interpreted definitively by the courts in litigation. On November 13, 1986, the United States Department of Labor, the governmental agency primarily responsible for administering ERISA, adopted a final regulation (the "DOL Regulation") setting out the standards it will apply in determining whether an equity investment in an entity will cause the assets of such entity to constitute "plan assets." The DOL Regulation applies for purposes of both ERISA and Section 4975 of the Code.

     Under the DOL Regulation, if a Plan acquires an equity interest in an entity, which equity interest is not a "publicly-offered security," the Plan's assets generally would include both the equity interest and an undivided interest in each of the entity's underlying assets unless certain specified exceptions apply. The DOL Regulation defines a publicly-offered security as a security that is "widely held," "freely transferable," and either part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or sold pursuant to an effective registration statement under the Securities Act (provided the securities are registered under the Exchange Act within 120 days after the end of the fiscal year of the issuer during which the offering occurred). Any Common Stock sold pursuant to this Prospectus and the applicable Prospectus Supplement would be sold in an offering registered under the Securities Act and is registered under Section 12(b) of the Exchange Act.

     The DOL Regulation provides that a security is "widely held" only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. However, a class of securities will not fail to be "widely held" solely because the number of independent investors falls below 100 subsequent to a public offering as a result of events beyond the issuer's control. The Company believes the Common Stock to be "widely held."

     The DOL Regulation provides that whether a security is "freely transferable" is a factual question to be determined on the basis of all the relevant facts and circumstances. The DOL Regulation further provides that when a security is part of an offering in which the minimum investment is $10,000 or less, as may be the case with offerings of the Offered Securities, certain restrictions ordinarily will not affect, alone or in combination, the finding that such securities are freely transferable. The Company believes that the restrictions imposed under the articles of incorporation on the transfer of the Common Stock are limited to restrictions on transfer generally permitted under the DOL Regulation and are not likely to result in the failure of the Common Stock to be "freely transferable." See "Description of Common
Stock -- Restrictions on Ownership." The DOL Regulation only establishes a presumption in favor of a finding of free transferability and, therefore, no assurance can be given that the Department of Labor and the U.S. Treasury Department would not reach a contrary conclusion with respect to the Common Stock.

     Assuming that the Common Stock is "widely held" and "freely transferable," the Company believes that the Common Stock constitutes publicly-offered securities for purposes of the DOL Regulation and that the assets of the Company will not be deemed to be "plan assets" of any plan that invests in the Common Stock.

     Additional ERISA considerations that apply to the acquisition or continued holding of Offered Securities that are Common Stock Warrants, Preferred Stock, Depositary Shares or Debt Securities that are convertible into equity securities will be contained in the applicable Prospectus Supplement.

                              PLAN OF DISTRIBUTION

     The Company may sell the Offered Securities to one or more underwriters for public offering and sale by them or may sell the Offered Securities to investors directly or through agents. Any such underwriter or agent involved in the offer and sale of the Offered Securities will be named in the applicable Prospectus Supplement.

     Underwriters may offer and sell the Offered Securities at a fixed price or prices, which may be changed, related to the prevailing market prices at the time of sale, or at negotiated prices. The Company also may, from time to time, authorize underwriters acting as the Company's agents to offer and sell the Offered Securities upon the terms and conditions set forth in an applicable Prospectus Supplement. In connection with the sale of Offered Securities, underwriters may be deemed to have received compensation from the Company in the form of underwriting discounts or commissions and may also receive commissions from purchasers of Offered Securities for whom they may act as agent. Underwriters may sell Offered Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions from the underwriters or commissions from the purchasers for whom they may act as agent.

     Any underwriting compensation paid by the Company to underwriters or agents in connection with the offering of Offered Securities and any discounts, concessions or commissions allowed by underwriters to participating dealers will be set forth in the applicable Prospectus Supplement. Underwriters, dealers and agents participating in the distribution of the Offered Securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the Offered Securities may be deemed to be underwriting discounts and commissions under the Securities Act.

Underwriters, dealers and agents may be entitled, under agreements entered into with the Company, to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act.

     If so indicated in the applicable Prospectus Supplement, the Company will authorize dealers acting as the Company's agents to solicit offers by certain institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts ("Contracts") providing for payment and delivery on the date or dates stated in such Prospectus Supplement. Each Contract will be for an amount not less than, and the aggregate principal amount of Securities sold pursuant to Contracts shall be not less or more than, the respective amounts stated in the applicable Prospectus Supplement. Institutions with whom Contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to the approval of the Company. Contracts will not be subject to any conditions except (i) the purchase by an institution of the Offered Securities covered by its Contracts shall not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which such institution is subject and (ii) if the Offered Securities are being sold to underwriters, the Company shall have sold to such underwriters the total principal amount of the Offered Securities less the principal amount thereof covered by Contracts.

     Certain of the underwriters and their affiliates may be customers of, engage in transactions with and perform services for the Company and its subsidiaries in the ordinary course of business.

                                    EXPERTS

     The financial statements of the Company as of December 31, 1997 and 1996, and for each of the years in the three-year period ended December 31, 1997, have been incorporated by reference from the Company's Annual Report on Form 10-K in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     The validity of the Offered Securities will be passed upon for the Company by Shaw Pittman Potts & Trowbridge, Washington, D.C., a partnership including professional corporations. In addition, the description of federal income tax consequences contained in this Prospectus is based upon the opinion of Shaw Pittman Potts & Trowbridge.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below are the amounts of fees and expenses (other than underwriting discounts and commissions) to be paid by the Company in connection with the offering of the Offered Securities. All amounts set forth below, with the exception of the SEC Registration Fee, are estimated.

SEC Registration Fee........................................  $ 94,069(1)
Printing and Mailing Costs..................................  $200,000
Accounting Fees and Expenses................................  $ 50,000
Legal Fees and Expenses.....................................  $150,000
Miscellaneous...............................................  $ 10,000
                                                              --------
          Total.............................................  $504,069(1)
                                                              ========

---------------

(1) Includes $111,759,848 of unissued Offered Securities previously registered under Registration Statement No. 333-24773. A registration fee of $38,538 was previously paid with respect to such amount.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Company's Articles of Incorporation provide that the liability of the directors and officers of the Company for money damages shall be eliminated to the maximum extent permitted by Maryland law. Under current Maryland law, the directors are liable to the Company or its stockholders for money damages only for liability resulting from (i) acts or omissions committed in bad faith involving active and deliberate dishonesty that were material to the cause of action adjudicated, as established by a final judgment or (ii) actual receipt of an improper benefit or profit in money, property or services. The Articles of Incorporation also provide that no amendment thereto may limit or eliminate this limitation of liability with respect to events occurring prior to the effective date of such amendment.

     The Company's Articles of Incorporation and Bylaws require the Company to indemnify its directors and officers to the fullest extent permitted by Maryland law. Under current Maryland law, the Company will indemnify (i) any director or officer who has been successful, on the merits or otherwise, in the defense of a proceeding to which he was made a party by reason of his service in that capacity, against reasonable expense incurred by him in connection with the proceeding and (ii) any present or former director or officer against any claim or liability unless it is established that (a) his act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (b) he actually received an improper personal benefit in money, property or services; or (c) in the case of a criminal proceeding, he had reasonable cause to believe that his act or omission was unlawful. In addition, the Company's Bylaws require it to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses incurred by a present or former director or officer or any person who is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, who is made a party to a proceeding by reason of his status as a director, officer, employee or agent, to the fullest extent provided by Maryland law. Current Maryland law provides that the Company shall have received, before providing any such payment or reimbursement, (i) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Maryland law and the Bylaws and (ii) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met. The Company's Bylaws also permit the Company to provide indemnification, payment or reimbursement of expenses to any employee or agent of the Company in such capacity.

ITEM 16.  EXHIBITS

     The following exhibits, as noted, are filed herewith, previously have been filed, or will be filed by amendment.

  EXHIBIT NO.
 (PER EXHIBIT
   TABLES IN
  ITEM 601 OF
REGULATION S-K)                          DESCRIPTION
---------------                          -----------
     *1.1        Form of Underwriting Agreement for Debt Securities.
     *1.2        Form of Underwriting Agreement for Equity Securities.
      3.1        First Amended and Restated Articles of Incorporation of the
                 Registrant. Filed herewith.
      3.2        Bylaws of the Registrant (filed as Exhibit 3.3(ii) to
                 Amendment No. 2 to the Registrant's Registration Statement
                 No. 1-11290 on Form 8-B, and incorporated herein by
                 reference).
      4.1        Specimen Certificate of Common Stock, par value $0.01 per
                 share, of the Registrant (filed as Exhibit 3.4 to the
                 Registrant's Registration Statement No. 1-11290 on Form 8-B,
                 and incorporated herein by reference).
      4.2        Form of Indenture (filed as Exhibit 4.2 to the Registrant's
                 Registration Statement No. 33-61165 on Form S-3, and
                 incorporated herein by reference).
      4.3        Form of Debt Security (included in Exhibit 4.2).
     *4.4        Form of Common Stock Warrant Agreement.
      4.5        Form of Indenture (filed as Exhibit 4.1 to the Registrant's
                 Current Report on Form 8-K dated March 20, 1998, and
                 incorporated herein by reference).
     *4.6        Form of Certificate for Preferred Stock.
     *4.7        Form of Deposit Agreement and Depositary Receipt.
      5          Opinion of Counsel, including consent. Filed herewith.
      8          Opinion of Counsel regarding Tax Matters, including consent.
                 Filed herewith.
     12          Statement of Computation of Ratios of Earnings to Fixed
                 Charges and Preferred Stock Dividends. Filed herewith.
     23.1        Consent of KPMG Peat Marwick LLP. Filed herewith.
     23.2        Consent of Counsel. Included in Exhibits 5 and 8.
     24          Power of Attorney (contained on the signature page hereto).
    *25          Statement of Eligibility of Trustee on Form T-1.

---------------
* To be filed by amendment or incorporated by reference in connection with the offering of the Offered Securities.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida on September 29, 1998.

                                          COMMERCIAL NET LEASE REALTY, INC.
                                          (Registrant)

                                          By:   /s/ JAMES M. SENEFF, JR.
                                            ------------------------------------
                                                    JAMES M. SENEFF, JR.
                                                   CHAIRMAN OF THE BOARD

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned hereby constitutes and appoints James M. Seneff, Jr. and Gary M. Ralston and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign any and all documents (including both pre- and post-effective amendments in connection with this Registration Statement), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting onto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacity and on the dates indicated.

                      SIGNATURE                                        TITLE                        DATE
                      ---------                                        -----                        ----

              /s/ JAMES M. SENEFF, JR.                         Chairman of the Board         September 29, 1998
-----------------------------------------------------       and Chief Executive Officer
                James M. Seneff, Jr.                       (Principal Executive Officer)

                 /s/ GARY M. RALSTON                               President and             September 29, 1998
-----------------------------------------------------         Chief Operating Officer
                   Gary M. Ralston

                /s/ KEVIN B. HABICHT                       Executive Vice President and      September 29, 1998
-----------------------------------------------------         Chief Financial Officer
                  Kevin B. Habicht                      (Principal Financial and Accounting
                                                                     Officer)

                /s/ ROBERT A. BOURNE                        Vice Chairman of the Board       September 29, 1998
-----------------------------------------------------
                  Robert A. Bourne

                  /s/ EDWARD CLARK                                   Director                September 29, 1998
-----------------------------------------------------
                    Edward Clark

               /s/ CLIFFORD R. HINKLE                                Director                September 29, 1998
-----------------------------------------------------
                 Clifford R. Hinkle

                  /s/ TED B. LANIER                                  Director                September 29, 1998
-----------------------------------------------------
                    Ted B. Lanier

                                    EXHIBITS

EXHIBIT NO.                            DOCUMENT
-----------                            --------
   *1.1      Form of Underwriting Agreement for Debt Securities.
   *1.2      Form of Underwriting Agreement for Equity Securities.
    3.1      First Amended and Restated Articles of Incorporation of the
             Registrant. Filed herewith.
    3.2      Bylaws of the Registrant (filed as Exhibit 3.3(ii) to
             Amendment No. 2 to the Registrant's Registration Statement
             No. 1-11290 on Form 8-B, and incorporated herein by
             reference).
    4.1      Specimen Certificate of Common Stock, par value $0.01 per
             share, of the Registrant (filed as Exhibit 3.4 to the
             Registrant's Registration Statement No. 1-11290 on Form 8-B,
             and incorporated herein by reference).
    4.2      Form of Indenture (filed as Exhibit 4.2 to the Registrant's
             Registration Statement No. 33-61165 on Form S-3, and
             incorporated herein by reference).
    4.3      Form of Debt Security (included in Exhibit 4.2).
   *4.4      Form of Common Stock Warrant Agreement.
    4.5      Form of Indenture (filed as Exhibit 4.1 to the Registrant's
             Current Report on Form 8-K dated March 20, 1998, and
             incorporated herein by reference).
   *4.6      Form of Certificate for Preferred Stock.
   *4.7      Form of Deposit Agreement and Depositary Receipt.
    5        Opinion of Counsel, including consent. Filed herewith.
    8        Opinion of Counsel regarding Tax Matters, including consent.
             Filed herewith.
   12        Statement of Computation of Ratios of Earnings to Fixed
             Charges and Preferred Stock Dividends. Filed herewith.
   23.1      Consent of KPMG Peat Marwick. Filed herewith.
   23.2      Consent of Counsel. Included in Exhibits 5 and 8.
   24        Power of Attorney (contained on the signature page hereto).
  *25        Statement of Eligibility of Trustee on Form T-1.

---------------
* To be filed by amendment or incorporated by reference in connection with the offering of the Offered Securities.